Exhibit 99.1

ASTORIA BANK 401(K) PLAN

Adopted December 29, 1983

Effective as of June 14, 1983

As Amended and Restated Effective as of January 1, 2016

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Astoria Bank 401(k) Plan

Article I

Definitions

For purposes of the Plan, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:

Section 1.1           Accounts means, with respect to any person, the aggregate of such of the Company Contribution Account, Safe Harbor Account, Deferred Contribution Account, Rollover Account, ESOP Transfer Account, ESOP Merger Account and After-Tax Account as shall be established under the Plan for such person.

Section 1.2           Actual Deferral Percentage means, for any Eligible Employee for a Plan Year, the ratio (expressed as a percentage) of: (a) the amount for such Plan Year of (i) such Eligible Employee’s Deferred Contributions (excluding any Catch-up Deferred Contributions) not included in computing his Contribution Percentage, plus (ii) if necessary to comply with the limitations of section 6.3(a) and subject to such conditions as may be imposed by or under the authority of the Secretary of the Treasury, any Safe Harbor Contributions made under section 5.2 not included in computing his Contribution Percentage; to (b) his Total Compensation for such Plan Year.

Section 1.3           Affiliated Employer means any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in section 414(c) of the Code) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in section 414(m) of the Code) that includes the Company; any leasing organization (as defined in section 414(n) of the Code) to the extent that any of its employees are required pursuant to section 414(n) of the Code to be treated as employees of the Company; and any other entity that is required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code. An entity shall be considered an Affiliated Employer only for such period of time as it is described in this section 1.3.

Section 1.4           After-Tax Contributions shall mean contributions made by participants under the Long Island Savings Bank 401(k) Savings Plan prior to its merger into this Plan that were not treated as “elective deferrals” under section 402(g) of the Code.

Section 1.5           After-Tax Account means an account established for each Participant to which are credited all of such Participant’s After-Tax Contributions, together with all earnings and appreciation thereon, and against which are charged any withdrawals that may be permitted and any losses, depreciation or expenses allocable to amounts credited to such account.

Section 1.6           Astoria ESOP means, the Astoria Federal Savings and Loan Association Employee Stock Ownership Plan, as in effect immediately prior to the merger of the Astoria ESOP into the Plan effective as of the ESOP Merger Effective Time.

Section 1.7           Automatic Increase Date means (a) for any individual who is a Participant on December 31, 2012, the first payroll date in 2013 and the first payroll date in each calendar year thereafter and (b) for any individual who becomes a Participant after December 31, 2012, the first payroll date in the first calendar year to begin after he becomes a Participant and the first payroll date in each calendar year thereafter.

Section 1.8           Average Actual Deferral Percentage means, for any group of Eligible Employees for a Plan Year, the arithmetic average (expressed as a percentage) of the Actual Deferral Percentages of all Eligible Employees in the specified group for such Plan Year. An Eligible Employee in the specified group whose Actual Deferral Percentage for such Plan Year is zero shall be included in determining such average.

Section 1.9           Average Contribution Percentage means, for any group of Eligible Employees, the arithmetic average (expressed as a percentage) of the Contribution Percentages for all Eligible Employees in the specified group. An Eligible Employee in the specified group whose Contribution Percentage is zero shall be included in determining such average.

Section 1.10         Basic Deferred Contribution Limit means, for any Participant for any Plan Year the maximum dollar amount of Deferred Contributions which such Participant is permitted to make for such Plan Year, after taking into account any limitation on Deferred Contributions otherwise imposed under the Plan or the Code, including but not limited to: (a) the maximum percentage limitation on Basic Deferred Contributions imposed under section 4.1; (b) the maximum dollar limit on Deferred Contributions imposed under section 6.1; (c) the limitation on Annual Additions under section 6.2; and (d) in the case of a Participant who is a Highly Compensated Employee, the effects of the limitations on the Average Deferral Percentage for Highly Compensated Employees under section 6.3.

Section 1.11         Beneficiary means the person or persons designated by a Participant or Former Participant, or otherwise determined to be entitled to a benefit under the Plan, under Article XI. If more than one person is designated, each shall have an equal share unless the person making the designation directed otherwise. The word “person” includes an individual, a trust, an estate or any other person that is permitted under applicable law to be named as a Beneficiary.

Section 1.12         Board means the Board of Directors of the Company.

Section 1.13         Break in Service means as follows.

(a)          For Plan Years beginning before January 1, 2013, any Vesting Computation Period in which an Employee does not receive credit for more than 500 Hours of Service. A “Break-in-Service” shall not be deemed to have occurred during the first 12 calendar months of an Employee’s service if the Employee completes at least 500 Hours of Service during such 12-month period. A “Break-in-Service” shall not be deemed to have occurred during an authorized leave of absence unless the Employee fails to return to service at the end of his leave of absence. A “Break-in-Service” shall not be deemed to occur because an Employee fails to complete more than 500 Hours of Service during a Vesting Computation Period solely because of his Retirement, Disability or death during the Vesting Computation Period.

(b)          Effective January 1, 2013, a Period of Severance of at least 12-consecutive months.

Section 1.14         Catch-up Deferred Contribution means, for any Participant for any Plan Year, that portion of the Participant’s Deferred Contributions for the Plan Year that are in excess of the Basic Deferred Contribution Limit for such Participant for such Plan Year but not in excess of the Catch-up Deferred Contribution Limit for such Participant for such Plan Year.

Section 1.15         Catch-up Deferred Contribution Limit means, for any Participant for any Plan Year, the maximum dollar amount of Catch-up Deferred Contributions which such Participant is permitted to make, as determined in accordance with section 4.5(b).

Section 1.16         Code means the Internal Revenue Code of 1986 (including the corresponding provision of any succeeding law).

Section 1.17         Company means Astoria Bank (known as Astoria Federal Savings and Loan Association for periods prior to June 1, 2014), and any other corporation or trade or business which, with the approval of the Board, and subject to such conditions as may be imposed by the Board, adopts this Plan.

Section 1.18         Company Contribution means the amount contributed by the Company out of its current or accumulated profits in accordance with section 5.1.

Section 1.19         Company Contribution Account means an account established for each Participant to which are credited Company Contributions under section 5.1, together with all earnings and appreciation thereon, and against which are charged any withdrawals of amounts credited to such account, and losses, depreciation and expenses allocable to amounts credited to such account.

Section 1.20         Compensation means as follows.

(a)          The basic remuneration paid to an Employee by the Company during any period, including salary, wages, commissions and continuation payments to an Employee who is absent for sickness or disability, plus (i) the amount of elective contributions made by the Company on the Employee’s behalf during such period that are not includible in income under section 125, 132(f)(4) or 402(e)(3) of the Code, and amounts paid under the PEAK Incentive Program, but excluding (ii) bonuses, fees, overtime pay, expenses, meal allowances, accrued vacation upon termination of employment, and receipts from, or contributions by the Company to, this Plan, or any public or private pension, insurance, welfare or other employee benefit plan. In no event shall an Employee’s Compensation for any Plan Year include any compensation in excess of $200,000 (or such other amount as may be permitted under section 401(a)(17) of the Code for the Plan Year).

(b)          The term “Compensation” excludes all amounts paid to an Employee after termination of employment with the Company except for an amount that (i) constitutes remuneration for regular services rendered prior to termination of employment at the Employee’s base rate of pay, (ii) is paid by the later of (A) 2½ months of the Employee’s termination of employment, or (B) the last day of the Plan Year in which the termination occurs; (iii) would have been paid to the Employee prior to the termination had the Employee continued in employment with the Company, and (d) would have constituted Compensation if paid prior to termination of employment. Notwithstanding the foregoing, a “differential wage payment” (within the meaning of section 3401(h)(2) of the Code) to an individual regarded as an Employee during a period of Military Service pursuant to section 414(u)(12) of the Code shall be regarded as Compensation to the extent it represents amounts that would constitute Compensation if paid to an active Employee.

Section 1.21         Computation Period means an Eligibility Computation Period or a Vesting Computation Period.

Section 1.22         Contribution Percentage means, for any Eligible Employee, the ratio (expressed as a percentage) of: (a) the amount for each Plan Year of (i) the Company Contributions under Article V, plus (ii) if and to the extent that the Plan Administrator so elects, and subject to such conditions as may be imposed by or under the authority of the Secretary of the Treasury, the Deferred Contributions and Safe Harbor Contributions not included in computing his Actual Deferral Percentage; to (b) his Total Compensation for such Plan Year. For purposes of this section 1.22, any Retroactive Company Contributions shall be not taken into account in computing the Contribution Percentage of any Eligible Employee.

Section 1.23         Corporate Insider means any person who is required to file reports with the Securities and Exchange Commission with respect to Shares of Astoria Financial Corporation pursuant to section 16 of the Securities Exchange Act of 1934, as amended.

Section 1.24         Default Elective Contribution means a Deferred Contribution made by the Company on behalf of a Participant pursuant to section 4.1(b), in the absence of the Participant’s affirmative election.

Section 1.25         Deferred Contribution means, for any Participant for any payroll period, an amount that is contributed to the Plan by the Company for such payroll period pursuant to section 4.1 and which is treated as an “elective deferral” for purposes of section 402(g) of the Code.

Section 1.26         Deferred Contribution Account means an account established for each Participant to which are credited all of such Participant’s Deferred Contributions, together with all earnings and appreciation thereon, and against which are charged any withdrawals that may be permitted and any losses, depreciation or expenses allocable to amounts credited to such account.

Section 1.27         Designated Beneficiary means a person designated by a Participant or Former Participant as a Beneficiary under section 11.5 and shall not include any Beneficiary designated by a person other than a Participant or Former Participant or any Beneficiary other than a natural person. If a natural person is the beneficiary of a trust which a Participant or Former Participant has named as his Beneficiary, such natural person shall be treated as a Designated Beneficiary if: (a) the trust is a valid trust under applicable state law (or would be a valid trust except for the fact that it does not have a corpus); (b) the trust is irrevocable or will, by its terms, become irrevocable upon the death of the Participant or Former Participant; (c) the beneficiaries of the trust who are beneficiaries with respect to the trust’s interest as a Beneficiary are identifiable from the terms of the trust investment; and (d) the following information is furnished to the Plan Administrator:

(i)          by the Participant or Former Participant, if any distributions are required to be made pursuant to section 11.8 prior to the death of the Participant or Former Participant and the Participant’s or Former Participant’s spouse is his sole primary Beneficiary, either (A) a copy of the trust instrument, together with a written undertaking by the Participant or Former Participant to furnish a copy of any subsequent amendment to the Plan Administrator within a reasonable time after such amendment is made; or (B)(I) a list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions on their entitlement); (II) a certification of the Participant or Former Participant to the effect that, to the best of his knowledge, such list is correct and complete and that the conditions of paragraphs (a), (b) and (c) of this section are satisfied; (III) a written undertaking to provide a new certification to the extent that an amendment changes any information previously certified; and (IV) a written undertaking to furnish a copy of the trust instrument to the Plan Administrator on demand; and

(ii)         by the trustee of the trust by October 31st of the first calendar year that begins after the death of the Participant or Former Participant, if any distributions are required to be made pursuant to section 11.8 after the death of the Participant or Former Participant, either (A) a copy of the actual trust instrument for the trust; or (B)(I) a final list of all of the beneficiaries of the trust (including contingent and remainderman beneficiaries with a description of the conditions on their entitlement) as of September 30th of the first calendar year that begins after the date of death; (II) a certification of the trustee to the effect that, to the best of his knowledge, such list is correct and complete and that the conditions of paragraphs (a), (b) and (c) of this section are satisfied; and (III) a written undertaking to furnish a copy of the trust instrument to the Plan Administrator on demand.

Section 1.28         Disability means, with respect to any person, a determination that upon application by such person that he is qualified for disability benefits under the Company’s Long Term Disability Plan.

Section 1.29         Discretionary Transaction means a transaction pursuant to this Plan or any other employee benefit plan maintained by the Company or any affiliated of the Company that: (a) is effected at the volition of a Corporate Insider; (b) results, directly or indirectly, in the acquisition or disposition of beneficial ownership of Shares by the Corporate Insider; (c) is not made in connection with the death, disability, retirement or termination of employment of the Corporate Insider; (d) is not required to be made available to the Corporate Insider pursuant to any provision of the Code applicable to the plan; and (e) results in either an intra-plan transfer involving Shares or investment fund which invests in Shares or a cash distribution funded by a volitional disposition of Shares or a beneficial interest in Shares.

Section 1.30         Domestic Relations Order means a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant or Former Participant.

Section 1.31         Effective Date means June 14, 1983.

Section 1.32         Eligible Employee means an Employee who satisfies the eligibility requirements to be a Participant, whether or not he has elected to become a Participant.

Section 1.33         Eligible Participant means a Participant who (i) is an active Eligible Employee of the Company as of the last day of the Plan Year; (ii) is on a permitted leave of absence as of the last day of the Plan Year; or (iii) terminated employment during the Plan Year on account of his death, Disability or Retirement.

Section 1.34         Eligibility Computation Period with respect to any Employee means: (a) the 12-consecutive-month period beginning on such Employee’s Employment Commencement Date or Employment Recommencement Date; and (b) each Plan Year beginning after such Employee’s Employment Commencement Date or Employment Recommencement Date and before a Break in Service.

Section 1.35         Employee means any person who is employed by the Company.

Section 1.36         Employer Stock Fund means an Investment Fund the purpose of which is to invest primarily in Shares.

Section 1.37         Employment Commencement Date means the date upon which an Employee is first credited with an Hour of Service.

Section 1.38         Employment Recommencement Date means the date upon which Employee is first credited with an Hour of Service after a Break in Service.

Section 1.39         Entry Date means the first day of each pay period.

Section 1.40         ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time (including the corresponding provisions of any succeeding law).

Section 1.41         ESOP Merger Account means, for any Participant who had an account under the Astoria ESOP immediately prior to the ESOP Merger Effective Time, an account established for the Participant (a) to which shall be credited the Participant’s Merged ESOP Assets (as defined in section 17.2) and all earnings and appreciation thereon, and (b) against which shall be charged any withdrawals hereunder and any losses, depreciation or expenses allocable to amounts credited to such account. The term “ESOP Merger Account” shall include any account restored hereunder pursuant to section 8.3(e).

Section 1.42         ESOP Merger Effective Time means April 1, 2014 at 4:00 P.M. E.T.

Section 1.43         ESOP Transfer Account means, for any Participant who has made an ESOP Transfer Contribution, an account established for such Participant to which are credited all of such Participant’s ESOP Transfer Contributions, together with all earnings and appreciation thereon, and against which are charged any withdrawals that may be permitted and any losses, depreciation or expenses allocable to amounts credited to such account.

Section 1.44         ESOP Transfer Contribution means, for any Participant, all or any portion of such Participant’s account balance under the Astoria ESOP that is transferred to this Plan prior to the ESOP Merger Effective Time at the election of the Participant pursuant to the investment diversification provisions of the Astoria ESOP.

Section 1.45         Fiduciary means the Plan Administrator or the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in this Plan and the Trust Agreement.

Section 1.46         Five Percent Owner means, for any Plan Year, a person who, during such Plan Year, owned (or was considered as owning for purposes of section 318 of the Code): (a) more than 5% of the value of all classes of outstanding stock of the Company; or (b) stock possessing more than 5% of the combined voting power of all classes of outstanding stock of the Company.

Section 1.47         Forfeitures means the portion of a Participant’s Company Contribution Account which is forfeited because of a Break in Service in accordance with the Plan’s vesting schedule.

Section 1.48         Former Participant means a person who was a Participant and whose participation in the Plan has terminated, pursuant to section 3.3.

Section 1.49         Hardship means a condition described in section 11.3(b)(i).

Section 1.50         Highly Compensated Employee means any Employee or person employed by an Affiliated Employer who: (a) is a Five Percent Owner at any time during the Plan Year or any prior Plan Year; or (b) received Total Compensation from the Employer and all Affiliated Employers during the immediately preceding Plan Year (A) in excess of $80,000 (or such other amount as may be prescribed by the Secretary of the Treasury pursuant to section 415(d) of the Code); and (B) if elected by the Bank or the Plan Administrator in such form and manner as the Secretary of the Treasury may prescribe in excess of the Total Compensation received for such preceding Plan Year by at least 80% of the Employees and persons employed by Affiliated Employers. The determination of who is a Highly Compensated Employee will be made in accordance with section 414(q) of the Code and the regulations thereunder.

Section 1.51         Hour of Service means, with respect to any person:

(a)          each hour for which such person is paid, or entitled to payment for the performance of duties for the Company or an Affiliated Employer;

(b)          each hour for which such person is paid, or entitled to payment by the Company or an Affiliated Employer on account of a period during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours under this section 1.51(b) shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor’s regulations (or any successor regulation), which are incorporated herein by reference; and

(c)          each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Employer; provided, however, that such hours have not previously been credited under either section 1.51(a) or (b); and, provided, further, that not more than 501 Hours of Service shall be credited under section 1.51(b) to such person on account of a single continuous period during which such person performs no duties for the Company or an Affiliated Employer whether or not such period occurs in a single Plan Year. Hours under this section 1.51(c) shall be credited to the person for the Computation Period or Computation Periods to which the award or agreement pertains, rather than the Computation Period in which the award, agreement or payment is made.

Anything in this section 1.51 to the contrary notwithstanding, no Hours of Service shall be credited for a payment made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation or disability insurance laws, or a payment which solely reimburses any person for medical or medically-related expenses incurred by such person.

Section 1.52         Investment Fund means such investment funds as may be established from time to time by the Plan Administrator for the investment of Accounts.

Section 1.53         Leased Employee means any person who (a) is not a common law employee of the Company, (b) provides services to the Company pursuant to an agreement between the Company and any other person, (c) has performed services for the Company (or for the Company and related persons) on a substantially full time basis for a period of at least one year, and (d) performs such services under the Company’s primary direction or control.

Section 1.54         Maternity and Paternity Leave means a person’s absence from work for the Company and all Affiliated Employers: (a) by reason of the pregnancy of such person; (b) by reason of the birth of a child of such person; (c) by reason of the adoption of a child by such person; or (d) for purposes of caring for a child of such person immediately following the birth of the child or the adoption of the child by such person.

Section 1.55         Military Service means any service in the uniformed services of the United States (as defined in chapter 43 of Title 38 of the United States Code).

Section 1.56         Normal Retirement Age means:

(a)          prior to January 1, 2013, the Participant’s 65th birthday;

(b)          on and after January 1, 2013, the later of (i) the Participant’s 65th birthday; or (ii) the first anniversary of the Participant’s initial commencement of participation in the Plan.

Section 1.57         Officer means an employee who is an administrative executive in regular and continued service with the Company or any Affiliated Employer; provided, however, that at no time shall more than the lesser of (a) 50 employees of the Company and all Affiliated Employers; or (b) the greater of (i) three employees of the Company and all Affiliated Employers or (ii) 10% of all employees of the Company and all Affiliated Employers be treated as Officers. The determination of whether an employee is to be considered an Officer shall be made in accordance with section 416(i) of the Code.

Section 1.58         Participant means any Employee who has become a Participant in accordance with section 3.2, and whose participation has not terminated under section 3.3. An Employee who has made a Rollover Contribution shall also be deemed to be a Participant, except that no contributions (other than a Rollover Contribution) shall be made for such Employee until he has satisfied the eligibility requirements set forth in section 3.1 and become a Participant in accordance with section 3.2.

Section 1.59         Period of Service means a period (a) beginning on the later of (i) an Employee’s Employment Commencement Date, or (ii) the first date, after a Period of Severance that is not counted as a Period of Service, for which the Employee is paid or entitled to payment by the Company for the performance of duties, and (b) ending on the individual’s Severance from Service Date. All Periods of Service shall be aggregated; fractional periods of a year shall be expressed in terms of days.. A Period of Severance of less than 12 months shall be counted as a Period of Service. In the case of an individual who is absent from work on Maternity or Paternity Leave, the 12-month period beginning on the first anniversary of the first day of such Leave shall not constitute a Period of Service. In the case of a leave of absence for service in the armed forces of the United States, no period shall be excluded during which the Employee has reemployment rights with respect to the Affiliated Employers under federal law.

Section 1.60         Period of Severance means any period commencing with an Employee’s Severance from Service Date and ending with the first day thereafter on which the individual is paid or entitled to payment by the Company for the performance of duties.

Section 1.61         Plan means the Astoria Bank 401(k) Plan (for periods prior to October 15, 2014, the Astoria Federal Savings and Loan Association Incentive Savings Plan), as amended from time to time.

Section 1.62         Plan Administrator means the Company or any person, committee, corporation or organization appointed pursuant to section 12.1 to perform the responsibilities of that office.

Section 1.63         Plan Year means the 12-month period beginning each January 1st.

Section 1.64         Profits means the net income of the Company as determined by its accountants in accordance with usual accounting practices, but before deductions for contributions to this Plan or any other pension or profit-sharing plan which qualifies under the requirements of the Code and before provision for state and federal income taxes. Any such determination of Profits shall be conclusive, final and binding upon all persons, and no inquiry shall be made into the books and records of the Company by any person for the purpose of ascertaining the Profits.

Section 1.65         Qualified Domestic Relations Order means a Domestic Relations Order that: (a) clearly specifies (i) the name and last known mailing address of the Participant or Former Participant and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Participant’s or Former Participant’s benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and (iv) the name of this Plan; and (b) does not require the payment of a benefit in a form or amount that is (i) not otherwise provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations Order.

Section 1.66         Qualified Military Service means with respect to any person on any date, any service in the uniformed services of the United States (as defined in chapter 43 of Title 38 of the United States Code) completed prior to such date, but only if, on such date, such person is entitled to re-employment rights with respect to the Company or any Affiliated Employer on account of such service.

Section 1.67         Qualified Reservist Distribution means a distribution to a Participant or Former Participant who is ordered or called to active duty in a reserve component pursuant to section 11.10.

Section 1.68         Retirement means an Employee’s (a) termination of employment with the Company at or after attaining Normal Retirement Age; or (b) termination of employment with the Company after attaining age 55 and completing ten Years of Vesting Service with the Company.

Section 1.69         Retroactive Company Contribution means a Company Contribution made with respect to a Retroactive Deferred Contribution in accordance with section 5.3.

Section 1.70         Retroactive Deferred Contribution means a Deferred Contribution made on a retroactive basis in respect of a period of Qualified Military Service in accordance with section 4.4.

Section 1.71         Retroactive Safe Harbor Contribution means a Safe Harbor Contribution made on a retroactive basis in respect of a period of Qualified Military Service in accordance with section 5.2(b).

Section 1.72         Rollover Account means an account established for each Employee making a Rollover Contribution to which are credited all Rollover Contributions made by such Employee and all earnings or appreciation thereon, and against which are charged any withdrawals that may be permitted and any losses, depreciation or expenses allocable to amounts credited to such account.

Section 1.73         Rollover Contribution means a contribution to an Employee’s Rollover Account in the Plan of amounts of money or property received by an Employee from any:

(a)	qualified plan described in Code section 401(a);

(b)	annuity plan described in Code section 403(a);

(c)           eligible state deferred compensation plan described in Code section 457 which is maintained by an eligible employer described in Code section 457(e)(1)(A);

(d)	tax-deferred annuity contract described in Code section 403(b);

(e)	individual retirement account described in Code section 408(a); or

(f)	individual retirement annuity described in Code section 408(b) (other than an endowment contract);

that would otherwise be included in the Employee’s income for federal income tax purposes and that may be rolled over into this Plan under the Code without adversely affecting the qualification of this Plan.

Section 1.74         Safe Harbor Account means an account established for each Participant to which are credited Safe Harbor Contributions, together with all earnings and appreciation thereon, and against which are charged any withdrawals of amounts credited to such account and losses, depreciation and expenses allocable to amounts credited to such account.

Section 1.75         Safe Harbor Contribution means an amount contributed by the Company pursuant to section 5.2.

Section 1.76         Severance from Service Date means the earliest of: (a) the date an Employee dies, resigns, retires, or is discharged from service with the Company; (b) the first anniversary of the commencement of a period during which an Employee remains absent from service with the Company, with or without pay, for any reason, including, but not limited to, vacation, holiday, sickness, disability, layoff or leave of absence, but excluding a Maternity or Paternity Leave; or (c) the second anniversary of the commencement of a Maternity or Paternity Leave.

Section 1.77         Share means a share of common stock, par value $.01, of Astoria Financial Corporation.

Section 1.78         Total Compensation means with respect to any person for any period, the total remuneration paid to such person during such period by the Company and all Affiliated Employers which is required to be reported to such person on a written statement under section 6041(d), 6051(a)(3) and 6052 of the Code. In addition,

(a)          for purposes of computing the Actual Deferral Percentage and Contribution Percentage of an Employee, each person’s Total Compensation may, in the Plan Administrator’s discretion, include; and

(b)          for all other purposes under this Plan, each person’s Total Compensation shall include;

the aggregate amount of elective contributions made by the Company on the employee’s behalf during such period that are not includible in income under section 125, 132(f)(4) or 402(e)(3) of the Code. In no event shall a person’s Total Compensation for any Plan Year include any compensation in excess of $200,000 (or such other amount as may be permitted under section 401(a)(17) of the Code for such Plan Year). The term “Total Compensation” excludes any compensation paid by the Company to an Employee after severance from employment with the Company unless (i) (A) such compensation is paid by the later of: (1) 2 1/2 months following the severance from employment; or (2) the end of the Limitation Year (as defined in section 6.2) in which the severance occurs; (B) such amount would have been included in Total Compensation if paid prior to the severance from employment; and (C) is regular compensation for services during the Employee’s regular working hours or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), or represents commission, bonus or other similar payment; and (D) would have been paid to the Employee prior to the severance from employment had the Employee continued in employment, or (ii) such compensation is a “differential wage payment” (within the meaning of section 3401(h)(2) of the Code) to an individual regarded as an Employee during a period of Qualified Military Service pursuant to section 414(u)(12) of the Code to the extent it represents amounts that would constitute Total Compensation if paid to an active Employee, all as permitted by Treasury regulations.

Section 1.79         Trust means the legal entity created by the Trust Agreement.

Section 1.80         Trust Agreement means the agreement between the Company and the Trustee therein named or their successor(s) pursuant to which the Trust Fund shall be held in trust.

Section 1.81         Trust Fund means the corpus (consisting of contributions paid over to the Trustee, and investments thereof), and all earnings, appreciations or additions thereof and thereto, held by the Trustee(s) under the Trust Agreement in accordance with the Plan, less any depreciation thereof and any payments made therefrom pursuant to the Plan.

Section 1.82         Trustee means the trustee(s) or any successor trustee or trustees named in the Trust Agreement or any amendment thereto.

Section 1.83         Valuation Date means the last day of each Plan Year and such other dates as may, in the judgment of the Plan Administrator, be necessary for proper administration of the Plan.

Section 1.84         Vesting Computation Period with respect to any Participant means: (a) the 12-consecutive-month period beginning on a Participant’s Employment Commencement Date or Employment Recommencement Date and (b) each Plan Year beginning after such Participant’s Employment Commencement Date or Employment Recommencement Date.

Section 1.85         Year of Eligibility Service means an Eligibility Computation Period in which an Employee completes at least 1,000 Hours of Service. An Employee who completes at least 1,000 Hours of Service in both his initial Eligibility Computation Period and the Eligibility Computation Period which includes the first anniversary of his Employment Commencement Date shall be credited with two Years of Eligibility Service.

Section 1.86         Year of Vesting Service means:

(a)          prior to January 1, 2013, a Vesting Computation Period in which an Employee completes at least 1,000 Hours of Service;

(b)          on and after January 1, 2013, a Period of Service of one full year. For purposes of this section 1.86(b), to the extent required by section 414(n) of the Code, an individual shall be credited with Years of Vesting Service for service with an Affiliated Employer as a Leased Employee prior to the date such individual becomes an Employee.

Article II

Special Situations

Section 2.1           Military Service. In the case of a termination of employment of any Employee for the purpose of entering directly into Military Service, the entire period of his absence shall be treated, for purposes of vesting and eligibility for participation (but, except as expressly provided in this Plan to the contrary, not for purposes of making Deferred Contributions or receiving Company Contributions or Safe Harbor Contributions under Article V or Forfeitures under section 8.3), as if he had worked for the Company during the period of his absence. In the event of the re-employment of such person by the Company or any Affiliated Employer upon application made within a period of six months:

(a)          after he becomes entitled to release or discharge, if he has entered the armed forces, or

(b)          after such service terminates, if he has entered other service defined as Military Service, or

(c)          release from hospitalization continuing after discharge from the uniformed services of the United States for a period of not more than two years;

such period, also, shall be deemed to be Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service shall be provided in accordance with section 414(u) of the Code, except that the optional provisions of section 414(u)(9) of the Code shall not apply. In addition, the survivors of any Participant who dies on or after January 1,  2007 while performing Qualified Military Service shall be entitled to any additional benefits (other than contributions relating to the period of Qualified Military Service, but including vesting service credit for such period and any ancillary life insurance or other survivor benefits) that would have been provided under the Plan had the Participant resumed employment on the day preceding the Participant’s death and then terminated employment on account of death.

Section 2.2           Maternity and Paternity Leave.

(a)          For periods prior to January 1, 2013, in the event of an Employee’s absence from work in the service of the Company and all Affiliated Employers for a period that commences on or after the Effective Date for which the Employee is not paid or entitled to payment by the Company and that constitutes Maternity or Paternity Leave, then solely for purposes of determining whether a Break in Service has occurred, the Employee shall be credited for the period of absence with the number of Hours of Service equal to the lesser of: (i) the number of Hours of Service that would have been credited to the Employee if he had continued working for the Company during the period of such absence, or if the number of such Hours of Service cannot be determined, eight Hours of Service for each working day during the period of absence, or (ii) 501 Hours of Service. Such credit shall be given during the Computation Period in which such absence began, if necessary to prevent a Break in Service from occurring during such Computation Period, and in all other cases, such credit shall be given during the immediately following Computation Period.

(b)          For periods after December 31, 2012, the provisions of sections 1.60 and 1.61, relating to Periods of Service and Periods of Severance, respectively, shall apply in determining whether an Employee on Maternity or Paternity Leave experiences a Break in Service.

(c)          This section 2.2 shall not apply unless the Employee furnishes to the Plan Administrator such information as the Plan Administrator may reasonably require in order to establish that the Employee’s absence is one described herein and the number of working days during such absence.

Section 2.3           Leave of Absence. In the event of temporary absence from work in the service of the Company for any period of two years or less for which a Participant shall have been granted a leave of absence by the Company, the entire period of his absence shall be treated for purposes of vesting and eligibility for participation (but not for purposes of Company Contributions or Safe Harbor Contributions under Article V or Forfeitures under section 8.3), as if he had worked for the Company during the period of his absence. In granting leaves of absence for purposes of the Plan, all Employees in like circumstances shall be similarly treated.

(a)          Prior to January 1, 2013, absence from work for a period greater than, or failure to return to work upon the expiration of, the period of leave of absence granted by the Company shall terminate participation in the Plan as of the date on which such period ended.

(b)          For periods after December 31, 2012, the provisions of sections 1.60 and 1.61, relating to Periods of Service and Periods of Severance, respectively, shall apply in determining whether an Employee granted a leave of absence by the Company experiences a Break in Service.

Section 2.4           Family and Medical Leave. For purposes of eligibility, vesting, Company Contributions, Safe Harbor Contributions, Forfeitures and loans, periods of absence recognized as family or medical leave under the federal Family and Medical Leave Act of 1993, as amended, including but not limited to leave required to be provided to active service members and their family members pursuant to the National Defense Authorization Act for Fiscal Year 2008 and the National Defense Authorization Act for Fiscal Year 2010, shall be treated in the manner required by such law and the regulations promulgated thereunder.

Article III

Participation in the Plan

Section 3.1           Eligibility for Participation.

(a)          Only Eligible Employees may be or become Participants of the Plan. Any Employee not described in section 3.1(b) shall be an Eligible Employee if he:

(i)          for periods prior to January 1, 2013, has completed one Year of Eligibility Service; and

(ii)         is at least 21 years of age.

(b)          An Employee is not an Eligible Employee if he or she:

(i)          is employed on a temporary, seasonal or other basis that does not contemplate regular, continued employment, unless the Employee has attained age 21 and has completed a Year of Eligibility Service; provided, that in the case that such an Employee satisfies such eligibility requirements, notwithstanding Section 3.2, such Employee shall become an Eligible Employee on the earliest Entry Date coinciding with or next following satisfaction of such requirements; or

(ii)         is an Employee who has waived any claim to participation in the Plan; or

(iii)        is an Employee or in a unit of Employees covered by a collective bargaining agreement with the Company where retirement benefits were the subject of good faith bargaining, unless such agreement expressly provides that Employees such as he be covered under the Plan; or

(iv)         is a Leased Employee; or

(v)          is a non-resident alien; or

(vi)         is classified by the Company on its records as an independent contractor, whether or not required to be classified as a common-law employee for purposes of Social Security or Medicare taxes or other applicable law.

Section 3.2           Commencement of Participation.

(a)          Each individual who is a Participant on December 31, 2015, shall be a Participant on January 1, 2016, provided that the Participant is an Eligible Employee on January 1, 2016.

(b)          Effective January 1, 2016, each Eligible Employee who is not described in section 3.2(a) shall automatically become a Participant on the first Entry Date after the day that is 30 days after the date he becomes an Eligible Employee unless, prior to the expiration of such 30-day period, the Eligible Employee affirmatively elects, in such form and manner as the Plan Administrator shall prescribe, (i) not to become a Participant, or (ii) to become a Participant on an earlier Entry Date.

Section 3.3           Termination of Participation. Participation in the Plan shall cease upon (a) termination of employment with the Company, (b) death or Disability, (c) becoming an Employee who is excluded under section 3.1(b), or (d) the occurrence of a Break in Service.

Section 3.4           Participation After a Break in Service. If any person who was a Participant ceases to be a Participant, he may again become a Participant as of:

(a)          in cases of termination of employment followed by re-employment: (i) his Employment Recommencement Date, if he is then an Eligible Employee and if he was a Participant at the time if his termination of employment; and (ii) any Entry Date coincident with or following his Employment Recommencement Date on which he is an Eligible Employee.

(b)          in all other cases: (i) the earliest date on which he again becomes an Eligible Employee, if he was a Participant when he ceased to be an Eligible Employee, and (ii) any Entry Date coincident with or following the date on which he again becomes an Eligible Employee.

Article IV

Elective Deferred Contributions

Section 4.1           Deferred Contributions.

(a) Subject to the limitations of Article VI:

(i)          effective with the first payroll date in 2013, (A) any Eligible Employee who is a Participant on December 31, 2012, shall make Deferred Contributions at a rate equal to the greater of 3% of Compensation or the rate in effect for such Participant on December 31, 2012; and (B) any Eligible Employee who becomes a Participant after December 31, 2012, shall make Deferred Contributions at the rate of 3% of the Participant’s Compensation, in each case unless the Participant affirmatively elects to make Deferred Contributions at a lower or higher (not in excess of 30% of Compensation) rate in such form and manner as the Plan Administrator shall prescribe; and

(ii)         the rate (expressed as a percentage of Compensation) of Deferred Contributions of each Participant shall be automatically increased by 1% annually on each of the Participant’s subsequent Automatic Increase Dates until the Participant’s rate of Deferred Contributions equals or exceeds 6% of Compensation.

(b)          A Participant who elects to make Deferred Contributions at a rate of 0% of Compensation shall be deemed to have elected that automatic increases not be made. If a Participant who has ceased making any Deferred Contributions for any reason other than a suspension of Deferred Contributions in connection with a withdrawal for Hardship subsequently elects to resume making Deferred Contributions, section 4.1(a)(i) shall be applied as if the resumption of Deferred Contributions were the Participant’s first election. If a Participant’s Deferred Contributions are suspended in connection with a withdrawal for Hardship, the Participant shall resume making Deferred Contributions at the conclusion of the suspension period at the rate in effect when the suspension began (and giving effect to any automatic annual increase that would have occurred on an Automatic Increase Date that occurred during the suspension period), unless he affirmatively elects to make Deferred Contributions at a lower or higher rate (not in excess of 30% of Compensation) in such form and manner as the Plan Administrator shall prescribe. The Plan Administrator may limit a Participant’s Deferred Contributions for any period to a rate less than 30% of Compensation where necessary to provide for required payroll deductions for taxes, garnishments, other fringe benefits or other deductions from wages, to provide for compliance with any applicable non-discrimination requirement imposed on this Plan or otherwise to comply with any applicable law, rule or regulation.

(c)          A Participant performing Military Service may make Deferred Contributions on the basis of any “differential wage payments” (within the meaning of section 3401(h)(2) of the Code) that are included in Compensation; provided, however, that an individual performing Military Service who receives a distribution on account of severance from employment during the period of such service may not make Elective Deferred Contributions during the six-month period beginning on the date of such distribution.

(d)          Deferred Contributions shall be made by payroll deductions. The first such Deferred Contribution shall be withheld for the first full payroll period which begins after participation commences. A Participant’s Deferred Contributions shall be transferred and paid by the Company to the Trustee and credited to the Participant’s Deferred Contribution Account. The provisions of sections 4.1(a)(i) and (ii) shall be interpreted to effectuate the intent that contributions be treated as automatic contributions under section 414(w) of the Code.

Section 4.2           Changes in Rate of Deferred Contributions. A Participant may, subject to the limitations of section 4.1, make an election to increase, decrease or discontinue the rate of his Deferred Contributions by notice given in such form and manner as may be prescribed by the Plan Administrator. The Plan Administrator shall establish, as a matter of policy, any limitations which may apply to the frequency at which changes in the rate of deferral may be made.

Section 4.3           Rollover Contributions. An Employee (other than a Leased Employee), whether or not he is a Participant, may contribute a Rollover Contribution to the Plan by delivery of such contribution to the Plan Administrator; provided, however, that such Employee shall submit a written certification, in form and substance satisfactory to the Plan Administrator that the contribution qualifies as a Rollover Contribution. The Plan Administrator shall be entitled to rely on such certification and shall accept the contribution on behalf of the Plan. An Employee’s Rollover Contributions shall be credited to such Employee’s Rollover Account.

Section 4.4           Retroactive Deferred Contributions.

(a)          An individual who is re-employed by the Company following completion of a period of Military Service shall have the right to elect to make Retroactive Deferred Contributions if such Military Service constituted Qualifying Military Service. Such an election shall be made in such form and manner as the Plan Administrator may prescribe. Such Retroactive Deferred Contributions shall be made during the period beginning on the date of re-employment and extending for a period that is three times as long as the individual’s period of Qualified Military Service (or until the fifth anniversary of the date of re-employment if earlier) and shall not exceed the excess of:

(i)          the maximum amount of Deferred Contributions which the individual could have made during the period of Qualified Military Service if he had remained in the service of the Company earning Compensation and Total Compensation at the annual rates in effect immediately prior to the commencement of the Qualified Military Service (or, if such rates are not reasonably certain, at an annual rate equal to the actual Compensation and Total Compensation, respectively, paid to him for the 12-month period immediately preceding the Qualified Military Service), over

(ii)         the aggregate elective deferrals (within the meaning of section 402(g) of the Code) actually made by such individual during the period of Qualified Military Service.

(b)          Such Deferred Contributions shall be deemed made with respect to the earliest portion of the period of Qualified Military Service possible consistent with the limitations on the amount of Deferred Contributions that could have been made during such period by such individual. No adjustment shall be made for any earnings that would have accrued between the date such Retroactive Deferred Contributions are actually delivered to the Trustee for investment and the date when such Retroactive Deferred Contributions are deemed made. This section 4.4 shall be construed so as to comply with section 414(u)(2) of the Code.

Section 4.5           Catch-up Deferred Contributions. A Participant whose 50th birthday has occurred or is scheduled to occur by the last day of a calendar year, shall be eligible to make Catch-up Deferred Contributions at any time while a Participant during such calendar year in an amount not to exceed the lesser of:

(a)          the dollar limit in effect under section 414(v)(2)(B)(i) of the Code for such calendar year; and

(b)          the excess (if any) of the Participant’s Total Compensation for such calendar year over the aggregate of all Deferred Contributions (other than Catch-up Deferred Contributions) made by the Participant for such calendar year.

Such Catch-up Deferred Contributions shall be made by payroll deduction authorized by the Participant at such times and in such manner as the Plan Administrator may prescribe.

Section 4.6           ESOP Transfer Contributions. Prior to the ESOP Merger Effective Time, an Employee (whether or not he is a Participant) may make one or more ESOP Transfer Contributions to the Plan. An Employee’s ESOP Transfer Contributions shall be credited to the Employee’s ESOP Transfer Account.

Section 4.7           Delivery of Contributions for Investment. Any Deferred Contributions or Rollover Contributions made by or on behalf of an Employee during any month shall be delivered to the Trustee for investment as soon as practicable after they are made, and in any event within 15 business days after the end of the calendar month in which delivered to the Plan Administrator (in the case of Rollover Contributions) or withheld from payroll checks (in the case of Deferred Contributions).

Section 4.8           Suspension of Contributions. A Participant’s Deferred Contributions will automatically be suspended during an authorized leave of absence (including leave for Military Service other than a training period of 15 days or less, or during a period of temporary layoff, or while a Participant is on Disability) during which an Employee does not earn Compensation. A Participant may voluntarily suspend Deferred Contributions as of any date. Any such voluntary suspension of Deferred Contributions must be submitted in such form and manner prescribed by the Plan Administrator, prior to the date of suspension. In order to resume Deferred Contributions, a Participant must submit notice in such form and manner prescribed by the Plan Administrator, as of any date. Notwithstanding the foregoing, a Participant whose Deferred Contributions are suspended shall nevertheless be permitted to make Catch-up Deferred Contributions during the suspension period.

Article V

 Contributions by the Company

Section 5.1           Company Contributions. Subject to the limitations of Article VI, the Company shall contribute to the Plan for each Participant an amount equal to:

(a)          for each payroll period after December 31, 1994, such percentage (if any) of the Participant’s Deferred Contributions not in excess of 6% of the Participant’s Deferred Contributions as the Company, in its discretion, may determine. Company Contributions shall be credited to the Company Contribution Accounts of the Participants for whom they are made;

(b)          effective with Compensation paid on the first payroll date in 2013 through the last payroll date in 2014, for each payroll period, 50% of the Participant’s Deferred Contributions not in excess of 6% of the Participant’s Compensation for such payroll period;

(c)          effective for Plan Years beginning after December 31, 2012 and before January 1, 2015, an amount, computed separately for each Eligible Participant making Deferred Contributions for the Plan Year, equal to the excess (if any) of (i) 50% of the Eligible Participant’s aggregate Deferred Contributions for the Plan Year or 3% of the Eligible Participant’s Compensation paid during the Plan Year (or portion thereof for which he was eligible to participate in the Plan), whichever is less, over (ii) the Company Contributions already made for the Eligible Participant for the Plan Year under section 5.1(b).

(d)          effective with Compensation paid on the first payroll date in 2015, for each payroll period, (i) 100% of the Participant’s Deferred Contributions not in excess of 3% of the Participant’s Compensation for the payroll period, plus (ii) 50% of the Participant’s Deferred Contributions in excess of 3%, but not more than 6%, of the Participant’s Compensation for the payroll period; and

(e)          effective for Plan Years beginning after December 31, 2014, an amount, computed separately for each Eligible Participant making Deferred Contributions for the Plan Year, equal to the excess (if any) of (i) the sum of (A) 100% of the Eligible Participant’s Deferred Contributions for the Plan Year not in excess of 3% of the Eligible Participant’s Compensation for the Plan Year, plus (B) 50% of the Eligible Participant’s Deferred Contributions for the Plan Year in excess of 3%, but not more than 6%, of the Eligible Participant’s Compensation for the Plan Year, over (ii) the Company Contributions already made for the Eligible Participant for the Plan Year under section 5.1(d).

Section 5.2           Safe Harbor Contributions.

(a) The Company may, in its discretion, and subject to the limitations of Article VI, make Safe Harbor Contributions for a Plan Year to the Safe Harbor Accounts of those Participants who are (i) not Highly Compensated Employees, and (ii) Participants on the last day of the Plan Year, in an amount sufficient to comply with the requirements of sections 6.2, 6.3. and 6.4. Such Safe Harbor Contributions shall be allocated in the proportion that the Compensation of each Participant who is entitled to such contributions for such Plan Year bears to the Compensation of all such Participants for such Plan Year. Safe Harbor Contributions shall be credited to the Safe Harbor Accounts of the Participants for whom they are made.

(b)          Upon the re-employment by the Company or any Affiliated Employer of any individual following a period of Qualified Military Service, the Company shall make a Retroactive Safe Harbor Contribution for the Account of such individual for any Plan Year ending during such period of Qualified Military Service for which (i) the individual would have been considered an Employee other than a Highly Compensated Employee; (ii) the individual would have been a Participant; and (iii) the Company made Safe Harbor Contributions for other Participants who were not Highly Compensated Employees. The amount of such Retroactive Safe Harbor Contribution for any Plan Year shall be the same percentage of such individual’s Compensation for such Plan Year as the Safe Harbor Contributions actually made for other Participants for such Plan Year. For this purpose it shall be assumed that the individual remained employed by the Company during his period of Qualified Military Service earning Compensation and Total Compensation at the annual rates in effect immediately prior to the commencement of Qualified Military Service (or, if such rates are not reasonably certain, at an annual rate equal to the actual Compensation and Total Compensation, respectively, paid to him for the 12-month period immediately preceding the Qualified Military Service). No adjustments shall be made for earnings that would have accrued if Safe Harbor Contributions had actually been made during the period of Qualified Military Service.

Section 5.3           Retroactive Company Contributions. For any month during which any Participant makes Retroactive Deferred Contributions, the Company shall make a Retroactive Company Contribution if and to the extent required by this section 5.3. A Retroactive Company Contribution shall be required with respect to a Retroactive Deferred Contribution to the extent that Company Contributions were actually made with respect to Deferred Contributions made during the period of Qualified Military Service to which the Retroactive Deferred Contribution relates. The Retroactive Company Contribution shall be in the same amount as the Company Contribution that would have been made if the Retroactive Deferred Contribution had actually been made during the period of Qualified Military Service. No adjustments shall be made for earnings that would have accrued if Retroactive Deferred Contributions and related Company Contributions had actually been made during the period of Qualified Military Service.

Section 5.4           Delivery of Contributions for Investment. Company Contributions will be delivered to the Trustee with reasonable promptness after the total of the Deferred Contributions made by Participants has been accurately and finally determined, and in any event will be so paid by the end of the succeeding month, except that Company Contributions made under section 5.1(d) shall be made after the close of the Plan Year for which they are made and prior to the filing the Company’s federal income tax return for the taxable year that includes the end of the Plan Year for which such contributions are made. Effective January 1, 2014, the Company may deliver Company Contributions in cash or in Shares or in any combination thereof. Any Company Contribution delivered in Shares shall be valued for purposes of such contribution at a price that constitutes “adequate consideration” within the meaning of section 3(18) of ERISA.

Article VI

Limitations on Contributions

Section 6.1           Limitations on Deferred Contributions Credited to Participants’ Deferred Contribution Accounts. (a) The Deferred Contributions credited to the Deferred Contribution Account of a Participant for a calendar year shall not exceed the dollar limit in effect under section 402(g) of the Code for such calendar year. In the event that the Deferred Contributions credited to the Deferred Contribution Account of a Participant for a calendar year exceed the applicable limit determined under this section 6.1(a), the amount of such excess Deferred Contributions, plus the amount of any income (and minus the amount of any losses) attributable thereto, shall be distributed to such Participant no later than April 15th of the calendar year following the calendar year in which such Deferred Contributions were made.

(a)          In addition to the limitations of section 6.1(a), the sum of the Deferred Contributions credited to the Deferred Contribution Account of a Participant for a calendar year, when added to the amount of any other elective deferrals by such Participant for such calendar year under any other qualified cash or deferred arrangement under section 401(k) of the Code, any qualified annuity plan under section 403 of the Code or any simplified employee pension plan under section 408(k) of the Code, maintained by the Company or an Affiliated Employer shall not exceed the applicable limit determined under section 6.1(a). If and to the extent necessary to comply with the limitations of this section 6.1(b) for a calendar year, an Employee may, by notice to the Plan Administrator given in such form and manner as the Plan Administrator may prescribe, direct that all or a portion of his Deferred Contributions credited to his Deferred Contribution Account for such calendar year, plus the amount of any income (and minus the amount of any losses) attributable thereto, be distributed to him. Such a notice shall be given not later than March 1st of the calendar year following the calendar year to which the notice relates, and the distribution pursuant to such notice shall be made not later than April 15th of such following calendar year.

(b)          For purposes of this section 6.1, any Retroactive Deferred Contributions shall be treated as Deferred Contributions for the calendar year included in the period of Qualified Military Service for which they are made, and not for the calendar year during which they are made. Catch-up Deferred Contributions and repayment of Qualified Reservist Distributions shall not be taken into account.

Section 6.2           Limitations on Contributions and Forfeitures. (a) Notwithstanding any other provisions of the Plan, no amount shall be allocated to a Participant’s Accounts for any Limitation Year to the extent that such allocation would result in an Annual Addition in an amount exceeding the lesser of: (i) the dollar limit in effect under section 415(c)(1)(A) of the Code for such Limitation Year, or (ii) 100% of the Participant’s Total Compensation paid during such Limitation Year. For purposes of satisfying the limitations of this section 6.2(a) for periods prior to April 1, 2014, a Participant’s contributions under this Plan shall be reduced prior to reducing his contributions under the Astoria ESOP.

(a)          For purposes of this section 6.2, the following special definitions shall apply:

(i)          Annual Additions mean, with respect to this Plan, the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

(A)         all Employer Contributions under this Plan and all employer contributions under any other qualified defined contribution plan maintained by the Company or any Related Employer; plus

(B)         all of a Participant’s Deferred Contributions under this Plan and elective deferrals within the meaning of sections 401(k), 408(k) and 403(b) of the Code made under any qualified defined contribution plan, salary reduction simplified employee pension plan or tax-deferred annuity maintained by the Company or any Related Employer; plus

(C)         solely for the purpose of the limitations imposed under sections 6.2(a)(i), contributions allocated to an individual medical benefit account under a pension or annuity plan, excluding contributions allocated after separation from service (within the meaning of section 401(h) or 419(A)(f)(2));

provided, however, that Retroactive Deferred Contributions, Retroactive Company Contributions and Retroactive Safe Harbor Contributions shall be treated as Annual Additions for the Limitation Year for which they are made and not for the Limitation Year during which they are made. Catch-up Deferred Contributions and repayment of Qualified Reservist Distributions shall not be counted as Annual Additions.

(ii)         Limitation Year means the calendar year; provided, however, that if the Company changes the Limitation Year, the new Limitation Year shall begin on a date within the Limitation Year in which the amendment is made.

(iii)        Related Employer means all members of a controlled group of corporations, as defined in section 414(b) of the Code, as modified by section 415(h) of the Code, all commonly controlled trades or businesses, as defined in section 414(c) of the Code, as modified by section 415(h) of the Code, all affiliated service groups, as defined in section 414(m) of the Code, of which the Company is a member, as well as any leasing organization (as defined in section 414(n) of the Code) to the extent that any of its employees are required pursuant to section 414(n) of the Code to be treated as employees of the Company; and any other entity that is required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code.

Section 6.3           Limitations on Deferred Contributions by Highly Compensated Employees.

(a) No Deferred Contributions shall be credited to a Participant’s Deferred Contribution Account if and to the extent that the crediting of such a contribution would, for any Plan Year, result in an Average Actual Deferral Percentage for the Company’s Eligible Employees who are Highly Compensated Employees which would exceed:

(i)          if the Average Actual Deferral Percentage for the Eligible Employees who are not Highly Compensated Employees is less than 2% for the applicable Plan Year, the product of such Average Actual Deferral Percentage multiplied by two; and

(ii)         if the Average Actual Deferral Percentage for the Eligible Employees who are not Highly Compensated Employees is at least 2%, but not more than 8%, for the applicable Plan Year, the sum of such Average Actual Deferral Percentage plus two percentage points; and

(iii)        in all other cases, the product of 1.25 multiplied by the Average Actual Deferral Percentage for the Eligible Employees who were not Highly Compensated Employees, all as determined for the applicable Plan Year.

(b)          Notwithstanding any other provision of the Plan, for Plan Years beginning on and after January 1, 2015, the Actual Deferral Percentage test set forth in section 6.3(a) shall be performed using the current year testing method; for Plan Years beginning before January 1, 2015, this test was performed using the prior year testing method.

(c)          If the amount of Deferred Contributions made to the Plan causes the limitations of section 6.3(a) to be exceeded for any Plan Year, the Company may make Safe Harbor Contributions pursuant to section 5.2 in an amount sufficient to produce compliance with such limitations. If the Company does not make sufficient Safe Harbor Contributions, an amount of Deferred Contributions equal to the amount necessary to produce compliance with such limitations, plus the amount of any income (and minus the amount of any losses) attributable thereto (calculated through the end of the Plan Year being tested), shall be removed from the Deferred Contribution Accounts of the Highly Compensated Employees and disposed of as hereinafter provided. The amount necessary to comply with such limitations shall be derived by establishing the highest Actual Deferral Percentage for each Highly Compensated Employee that would present compliance with such limitations. For this purpose, the Actual Deferral Percentage of Highly Compensated Employees with the highest Actual Deferral Percentage shall be reduced, until such Actual Deferral Percentage is reduced to be equal to the next highest Actual Deferral Percentage of a Highly Compensated Employee. The procedure described in the preceding sentence shall then be repeated until the Actual Deferral Percentages have been reduced to the minimum extent necessary. The aggregate dollar amount of Deferred Contributions that would have to be removed from the Deferral Accounts of Highly Compensated Employees to achieve these reductions shall be the amount which shall be removed and disposed of as provided in section 6.2(d).

(d)          The amount determined under section 6.3(c) and the amount of Company Contributions made under Article V to the Company Contribution Accounts of such Highly Compensated Employees with respect to such Deferred Contributions, shall be removed from the Accounts of such Highly Compensated Employees not later than the last day of the immediately following Plan Year. The amount removed shall be applied first to the Deferred Contribution Account or Deferred Contribution Accounts of Highly Compensated Employee or Highly Compensated Employees with the highest dollar amount of Deferred Contributions for the Plan Year, until such dollar amount is reduced to be equal to the next highest dollar amount of a Highly Compensated Employee. The procedure described in the preceding sentence shall then be repeated until the entire required amount has been removed. The entire amount, removed from the Deferred Contribution Account and the vested amount removed from the Company Contribution Account of any Highly Compensated Employee pursuant to this section 6.3(d) shall be distributed to the Highly Compensated Employee. Any amount removed from the Company Contribution Account which is not vested shall be treated as a Forfeiture.

(e)          Notwithstanding anything herein to the contrary, if the Plan permits Employees to make Deferred Contributions prior to the time the Employees have completed the minimum age and service requirements of Code section 410(a)(1)(A) and the Employer elects, pursuant to Code section 410(b)(4)(B), to disaggregate the Plan into two component plans for purposes of complying with Code section 410(b)(1), one benefiting Employees who have completed such minimum age and service requirements and the other benefiting Employees who have not, the Plan must be disaggregated in the same manner for Actual Deferral Percentage testing purposes, unless the Plan applies the alternative rule in Code section 401(k)(3)(F).

Section 6.4           Limitations on Company Contributions. (a) The Average Contribution Percentage for a Plan Year of the Highly Compensated Employees who are Eligible Employees shall not exceed:

(i)          if the Average Contribution Percentage for Eligible Employees who were not Highly Compensated Employees is less than 2% for the applicable Plan Year, the product of such Average Contribution Percentage multiplied by two; and

(ii)         if the Average Contribution Percentage for Eligible Employees who were not Highly Compensated Employees is at least 2%, but not more than 8%, for the applicable Plan Year, the sum of such Average Contribution Percentage plus two percentage points; and

(iii)        in all other cases, the product of 1.25 multiplied by the Average Contribution Percentage for Eligible Employees who were not Highly Compensated Employees for the applicable Plan Year.

(b)          Notwithstanding any other provision of the Plan, for Plan Years beginning on and after January 1, 2015, the Actual Contribution Percentage test set forth in section 6.4(a) shall be performed using the current year testing method; for Plan Years beginning before January 1, 2015, this test was performed using the prior year testing method.

(c)          If the amount of Company Contributions causes the limitations of section 6.4(a) to be exceeded, the Company, in its discretion, may make Safe Harbor Contributions for the benefit of Participants who are not Highly Compensated Employees in an amount sufficient to produce compliance with such limitations. If the Company does not choose to make Safe Harbor Contributions, an amount of Company Contributions equal to the amount necessary to produce compliance with such limitations, plus the amount of any income (and minus the amount of any losses) attributable thereto (calculated through the end of the prior Plan Year), shall be removed from the Company Contribution Accounts of such Highly Compensated Employees not later than the last day of the immediately following Plan Year in the order of priority prescribed in section 6.4(c)(ii). The amount necessary to comply with such limitations shall be derived by establishing the highest Contribution Percentage for each Highly Compensated Employee that would permit compliance with such limitations. For this purpose the Contribution Percentages of Highly Compensated Employees with the highest Contribution Percentages shall be reduced until such Contribution Percentage is reduced to equal to the next highest Contribution Percentage of a Highly Compensated Employee. The procedure described in the preceding sentence shall then be repeated until the Contribution Percentages have been reduced to the minimum extent necessary. The aggregate dollar amount of Company Contributions that would have to be removed from the Company Contribution Accounts of Highly Compensated Employees to achieve these reductions shall be the amount which shall be removed and disposed of as provided in section 6.3(d).

(d)          The amount determined under section 6.4(c)(i) shall be applied first to the Account of Highly Compensated Employee or Highly Compensated Employees with the highest dollar amount of Company Contributions for the Plan Year until such Contribution Percentage is reduced to be equal to the next highest dollar amount of a Highly Compensated Employee. The procedure described in the preceding sentence shall then be repeated until the entire required amount has been removed. The entire vested amount removed from the Accounts of a Highly Compensated Employee shall be returned to the Highly Compensated Employee. Any amount removed which is not vested shall be treated as a Forfeiture.

Article VII

Safe Harbor Contributions

Section 7.1           Allocation of Safe Harbor Contributions. Safe Harbor Contributions, if any, for the Plan Year shall be allocated as of the last day of such Plan Year to the appropriate Accounts of each Participant entitled thereto in the proportion that his Compensation for such Plan Year (or portion thereof during which he was a Participant) bears to the aggregate Compensation of all such Participants entitled thereto for such Plan Year. The Participants who shall be entitled to an allocation of Safe Harbor Contributions for a Plan Year shall be those Employees who are not Highly Compensated Employees and who are Participants on the last day of the Plan Year. No amount of Safe Harbor Contributions shall be allocated to the Accounts of a Former Participant even though he had been a Participant during part of the Plan Year for which the allocation of such Safe Harbor Contributions is made.

Article VIII

Vesting

Section 8.1           Vesting Schedule.

(a) A Participant shall always be fully vested in the balance to his credit, if any, in his Deferred Contribution Account, his Safe Harbor Account, his ESOP Transfer Account, his ESOP Merger Account, his Rollover Account and his After-Tax Account. Except as otherwise provided in this Article VIII, a Participant shall become vested in the balance to his credit, if any, in his Company Contribution Account determined in accordance with the following schedule:

(i)          in the case of Plan Years beginning after December 31, 2001,

Years of Vesting Service	Vested Percentage
Less than 3	0%
3 or more	100%

(ii)         in the case of Plan Years beginning after December 31, 2012, and for Employees with credit for an Hour of Service after December 31, 2012,

Years of Vesting Service	Vested Percentage
Less than 1	0%
1 or more	100%

(b)          For purposes of this section 8.1, an individual’s Years of Vesting Service shall not include any Years of Vesting Service completed prior to a Break in Service unless he completes one Year of Vesting Service following the Break in Service and one or more of the following conditions are satisfied:

(i)          before the Break in Service the Participant had a vested interest in his Company Contribution Account which was not distributed to him; or

(ii)         the number of consecutive Breaks in Service is less than or equal to the greater of five or the number of Years of Vesting Service prior to the Breaks in Service; or

(iii)        the Break in Service is due solely to a period of temporary layoff.

Section 8.2           Vesting Upon Death or Attaining Normal Retirement Age. The entire balance credited to a Participant’s Accounts, to the extent not otherwise vested, shall become fully vested upon his attaining his Normal Retirement Age while an Employee or, if earlier, on the date he terminates employment with the Company by reason of death.

Section 8.3           Forfeitures.

(a)          Upon the termination of employment of a Participant or Former Participant, that portion, if any, of his Company Contribution Account that is not vested shall be held in his Company Contribution Account until and if the Participant or Former Participant incurs five consecutive Breaks in Service, at which time such non-vested portion shall be forfeited (and disposed of as a Forfeiture).

(b)          Any amounts forfeited by reason of failure to vest pursuant to this Article VIII shall be used by the Company to reduce Plan expenses, to restore forfeited Accounts pursuant to sections 8.3(d) and (e) on reemployment or to reduce future contributions by the Company.

(c)          If a Former Participant receives a distribution from his Company Contribution Account after his termination of employment but before he incurs five consecutive Breaks in Service, then immediately prior to the first such distribution, the balances credited to his Company Contribution Account, if any, shall be placed in separate accounts, and the vested interest of such Former Participant in each such separate account at any relevant time shall be an amount “X” determined by applying the formula:

X = P [AB + (R x D)] - (R x D)

where “P” is the vested percentage at the relevant time, “AB” is the separate account balance at the relevant time, “R” is the ratio of the separate account balance at the relevant time to the separate account balance immediately after the distribution, and “D” is the amount of the distribution. If such Former Participant later incurs five consecutive Breaks in Service, he shall be entitled to the amount X, in each such separate account, and the balance shall be forfeited and disposed of as a Forfeiture, as of the end of the Plan Year in which the five consecutive Breaks in Service occur. If such Former Participant again performs an Hour of Service before incurring five consecutive Breaks in Service, his separate account or accounts shall be maintained; if his Company Contribution Account and separate accounts subsequently become 100% vested, the separate account attributable to his Company Contribution Account shall be merged into the Employee’s Company Contribution Account. An Employee’s Years of Vesting Service subsequent to five consecutive Breaks in Service shall be disregarded for purposes of determining his vested interest in his Company Contribution Account (or separate accounts) attributable to Company Contributions that accrued prior to such five consecutive Breaks in Service.

(d)          Notwithstanding the foregoing provisions of this Article VIII, if a former participant under the Astoria ESOP forfeited his account balance thereunder pursuant to Article IX thereof prior to the ESOP Merger Effective Time, and the former participant is reemployed as an Employee with the Company prior to incurring five consecutive Breaks in Service, the Employee’s forfeited Astoria ESOP account balance shall be restored (without earnings) to the Employee hereunder as an ESOP Merger Account as of his date of reemployment as an Employee on or after the ESOP Merger Effective Time. Upon restoration, the Employee shall be fully vested in his ESOP Merger Account.

Section 8.4           Vesting of an Excluded Employee. In the event of a termination of participation of a Participant for becoming an Employee excluded under section 3.1(b), his Accounts shall be retained in the Plan, shall continue to vest in accordance with section 8.1 and shall be paid to him pursuant to the provisions of Article XI.

Article IX

Plan Assets

Section 9.1           Control of Assets. All assets of the Plan shall be held by the Trustee appointed by the Company for the exclusive benefit of Participants, Former Participants and their Beneficiaries. No part of the assets of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, Former Participants and their Beneficiaries, and for defraying reasonable administrative expenses of the Plan. No person shall have any interest in or right to any part of the earnings of the Plan, or any rights in, to or under any Investment Fund or any assets thereof, except to the extent expressly provided in the Plan.

Section 9.2           The Investment Funds. The investments of the Plan shall consist of promissory notes evidencing loans obtained pursuant to section 11.2, an Employer Stock Fund and such other Investment Funds as the Plan Administrator may, from time to time, establish and maintain. The investments of any Investment Funds may include or consist of, without limitation: units of interest in an investment company registered under the Investment Company Act of 1940, as amended; participation interests in a commingled, collective or common trust fund, provided that participation in such trust fund is restricted to trusts which are exempt from federal income taxation under section 501(a) of the Code; participation interests in a pooled separate account maintained by an insurance company authorized to do business in more than one state; or a portfolio of investments selected by the Plan Administrator or by a professional investment manager selected by the Plan Administrator; or such trust fund otherwise satisfies the requirements of IRS Revenue Ruling 81-100, as modified by IRS Revenue Ruling 2011-1, IRS Notice 2012-6 and IRS Revenue Ruling 2014-24 and as modified and/or superseded by any subsequent IRS guidance. Notwithstanding anything in this Plan or the investment guidelines or criteria established for an Investment Fund, to provide for liquidity requirements and the temporary management of funds pending investment or disbursement, all or part of the investments of any Investment Fund may consist of short-term obligations of, or guaranteed by, the United States Government, short-term commercial obligations, and bank deposit accounts, whether or not interest-bearing.

Section 9.3           Investment Directions. Each Participant shall elect, in increments of 1%, the manner in which the Deferred Contributions, Company Contributions (to the extent not delivered in Shares), Safe Harbor Contributions and Rollover Contributions credited to his Accounts shall be invested by making an investment direction in such form and manner as the Plan Administrator shall prescribe. Effective July 1, 2008, if no such direction is made, the Plan Administrator shall cause the Accounts of such Participant to be invested in a “qualified default investment alternative” within the meaning of section 404(c) of ERISA until the member does make such a direction with respect to his or her Accounts. Notwithstanding the foregoing: (i) effective as of January 1, 2014, any Company Contribution delivered in Shares shall be invested initially in the Employer Stock Fund; and (ii) effective as of the ESOP Merger Effective Time, the initial investment of a Participant’s ESOP Merger Account transferred from the Astoria ESOP shall be invested pursuant to section 17.3.

Section 9.4           Change of Investment Directions. A Participant may elect, at any time and in such manner as the Plan Administrator may prescribe, to change his investment directions, in increments of 1%, with respect to Deferred Contributions, Company Contributions (to the extent not delivered in Shares), Safe Harbor Contributions and Rollover Contributions to be made thereafter. Elections made under this section 9.4 shall be given effect as soon as practicable.

Section 9.5           Transfers Among Investment Funds. A Participant or Former Participant, as well as the Beneficiary of a deceased Former Participant, may elect, at any time, in such manner as the Plan Administrator may prescribe, that any portion of his Accounts invested in one Investment Fund be liquidated and the proceeds reinvested for him in one or more of the other Investment Funds in increments of 1%. Elections under this section 9.5 shall be given effect as soon as practicable. Investment transfers by a Corporate Insider shall be subject to the limitations of section 10.2.

Section 9.6           [Reserved].

Section 9.7           Valuation of Accounts. As of each Valuation Date, the Accounts of each Participant shall be separately adjusted to reflect their proportionate share of any appreciation or depreciation in the fair market value of the Investment Funds, any income earned by the Investment Funds and any expenses incurred by the Investment Funds, as well as any contributions, withdrawals or distributions and investment transfers not posted as of the last Valuation Date.

Section 9.8           Statements of Account. There will be furnished, by mail or otherwise, at least once in each calendar quarter, to each person who would then be entitled to receive any part of any Account if the Plan were then terminated, a statement of his interest in the Plan as of such date as shall be selected by the Plan Administrator, which statement will be deemed to have been accepted as correct and binding on such person unless the Plan Administrator receives written notice to the contrary within 30 days after the statement is mailed or furnished to such person.

Section 9.9           Administration to Comply with Section 404(c). This Plan is intended to be a plan described in section 404(c) of ERISA and the Plan Administrator shall interpret and administer the Plan consistent with this intent.

Section 9.10         Pass-through Rights. No Participant, Former Participant or Beneficiary of a deceased Former Participant shall have the right to exercise the voting rights, tender rights or any other incidents of ownership associated with the investments held in his Account, except to the extent provided in Article X with respect to the Employer Stock Fund.

Section 9.11         Fiduciary Obligation to Implement Instructions. The Plan Administrator shall not be obligated to implement investment instructions by Participants, Former Participants and Beneficiaries of deceased Former Participants which the Plan Administrator believes would (a) result in a prohibited transaction described in section 406 of ERISA or section 4975 of the Code; or (b) generate income that would be taxable to the Plan.

Article X

Investments In Employer Stock Fund

Section 10.1         In General. The provisions of this Article X shall apply to the Employer Stock Fund and to any Participant, Former Participant or Beneficiary who has an interest in the Employer Stock Fund.

Section 10.2         Restrictions on Investments by Corporate Insiders. Investment directions pursuant to section 9.3, investment direction changes pursuant to section 9.4, transfers among Investment Funds pursuant to section 9.5, withdrawals during employment pursuant to section 11.3, distributions pursuant to section 11.4 and loans pursuant to section 11.2 shall be subject to the following restrictions:

(a)          Any transfer among Investment Funds that results in an increase in the portion of a Corporate Insider’s Accounts that is invested in the Employer Stock Fund shall be given effect only if effected pursuant to an election made at least six months after the most recent prior election under this Plan or any other employee benefit plan of the Company or any affiliate of the Company that resulted in a Discretionary Transaction that constituted a disposition beneficial ownership of Shares;

(b)          Any transfer among Investment Funds that results in a decrease in the portion of a Corporate Insider’s Accounts that is invested in the Employer Stock Fund shall be given effect only if effected pursuant to an election made at least six months after the most recent prior election under this Plan or any other employee benefit plan of the Company or any affiliate of the Company that resulted in a Discretionary Transaction that constituted an acquisition of beneficial ownership of Shares;

(c)          Any loan pursuant to section 11.2 that is funded in whole or in part through a disposition of any portion of the Corporate Insider’s interest in the Employer Stock Fund shall be made only if effected pursuant to an election made at least six months after the most recent prior election under this Plan or any other employee benefit plan of the Company or any affiliate of the Company that resulted in a Discretionary Transaction that constituted an acquisition of beneficial ownership Shares; and

(d)          Any cash distribution from a Corporate Insider’s Accounts under the Plan (whether a withdrawal during employment, a distribution following termination of employment or other type of distributions that does not constitute a loan pursuant to section 11.4) shall be made only if: (i) effected pursuant to an election made at least six months after the most recent prior election under this Plan or any other employee benefit plan of the Company or any affiliate of the Company that resulted in a Discretionary Transaction that constituted an acquisition of Shares, or (ii) (A) not effected at the volition of the Corporate Insider, or (B) effected in connection with the Corporate Insider’s death, disability, Retirement or termination of employment, or (C) required to be made available to the Corporate Insider pursuant to any applicable requirement of the Code, or (D) effected pursuant to a Domestic Relations Order.

The restrictions set forth in this section 10.2 are intended to comply with the requirements of Rule l6b-3 promulgated by the Securities and Exchange Commission and shall be interpreted, applied and modified, in the discretion of the Plan Administrator, to give effect to such intention.

Section 10.3         Compliance with Securities Laws. To the extent that the Plan Administrator may determine necessary, appropriate or advisable for the purpose of securing compliance with applicable federal, state or local laws, rules or regulations or policies of Astoria Financial Corporation applicable to trading in Shares, the Plan Administrator may restrict the making or implementation of investment or transfer directions by any individual, distributions, withdrawals, or loans at the election of any individual, or any other transaction under the Plan which would result in a transaction with respect to the Employer Stock Fund to those periods of time when such individual would, under the Company’s securities trading policy, be permitted to buy or sell Shares directly for his own account. The Plan Administrator may refuse to implement any such direction or transaction that it determines, in its discretion, may result in a transaction that would violate any such law, rule, regulation or policy if engaged in outside of the Plan. Without limiting the generality of the foregoing, in the case of any person to whom the Company’s policies restricting trading in Shares is applicable, the Plan Administrator shall prohibit any investment direction or change in investment direction, or contribution election or change in contribution election (including any election designed to preclude the application of an automatic annual increase in the rate of Deferred Contributions) that has the effect of increasing or reducing the amount of future funds applied to the purchase of Shares for such person’s Account that is not made, or made effective, at a time when such person would be permitted, under applicable policies of the Company, to purchase and sell Shares in the open market.

Section 10.4         Voting Rights. Each person with an interest in the Employer Stock Fund shall have the right to participate confidentially in the exercise of voting rights appurtenant to Shares held in the Employer Stock Fund; provided, however, that such person has an interest in the Employer Stock Fund as of the most recent Valuation Date coincident with or preceding the applicable record date for which records are available. Such participation shall be achieved by making a direction in the form and manner prescribed by the Plan Administrator. The inspector of elections, the Trustee or such other person designated by the Plan Administrator shall tabulate the directions given on a strictly confidential basis, and shall provide the Plan Administrator with only the final results of the tabulation. The final results of the tabulation shall be followed by the Plan Administrator in directing the Trustee as to the manner in which such voting rights shall be exercised. As to each matter in which the holders of Shares are entitled to vote, a number of affirmative votes equal to the product of:

(a)          the total number of Shares then held in the Employer Stock Fund as of the applicable record date; and

(b)          a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the interests in the Employer Stock Fund of all persons directing that an affirmative vote be cast, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the interests in the Employer Stock Fund of all persons directing that an affirmative vote or a negative vote be cast;

shall be cast. A number of negative votes equal to the excess of the total number of Shares held in the Employer Stock Fund as of the applicable record date, over the designated number of affirmative votes, shall be cast. The Plan Administrator shall furnish, or cause to be furnished, to each person with an interest in the Employer Stock Fund, all annual reports, proxy materials and other information known to have been furnished by the issuer of Shares or by any proxy solicitor, to the holders of Shares.

Section 10.5         Tender Rights. Each person with an interest in the Employer Stock Fund shall have the right to participate confidentially in the response to a tender offer, or to any other offer, made to the holders of Shares generally, to purchase, exchange, redeem or otherwise transfer Shares; provided, however, that such person had an interest in the Employer Stock Fund as of the Valuation Date coincident with or immediately preceding the first day for delivering Shares or otherwise responding to such tender or other offer. Such participation shall be achieved by making a direction in the form and manner prescribed by the Plan Administrator. The inspector of elections, the Trustee or such other person designated by the Plan Administrator shall tabulate the directions given on a strictly confidential basis, and shall provide the Plan Administrator with only the final results of the tabulation. The final results of the tabulation shall be followed by the Plan Administrator in directing the Trustee as to the number of Shares to be delivered. On the last day for delivering Shares or otherwise responding to such a tender or other offer, a number of Shares equal to the product of:

(a)          the total number of Shares then held in the Employer Stock Fund; and

(b)          a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the first day of delivering Shares or otherwise responding to such tender or other offer) of the interests in the Employer Stock Fund of all persons directing that Shares be delivered in response to such tender or other offer, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the first day for delivering Shares or otherwise responding to such tender or other offer) of the interests in the Employer Stock Fund of all persons directing that Shares be delivered or that the delivery of Shares be withheld.

shall be delivered in response to such tender or other offer. Delivery of the remaining Shares then held in the Employer Stock Fund shall be withheld. The Plan Administrator shall furnish, or cause to be furnished, to each Participant whose Account is invested in whole or in part in the Employer Stock Fund, all information concerning such tender or other offer furnished by the issuer of Shares, or information furnished by or on behalf of the person making such tender or other offer.

Section 10.6         Appraisal Rights. Each person with an interest in the Employer Stock Fund shall have the right to participate confidentially in the exercise of dissent and appraisal rights appurtenant to Shares held in the Employer Stock Fund; provided, however, that such person has an interest in the Employer Stock Fund as of the most recent Valuation Date coincident with or preceding the applicable record date for which records are available. Such participation shall be achieved by making a direction in the form and manner prescribed by the Plan Administrator. The inspector of elections, the Trustee or such other person designated by the Plan Administrator shall tabulate the directions given on a strictly confidential basis, and shall provide the Plan Administrator with only the final results of the tabulation. The final results of the tabulation shall be followed by the Plan Administrator in directing the Trustee as to the manner in which such dissent and appraisal rights shall be exercised. As to each matter giving rise to dissent and appraisal rights, the Plan Administrator shall direct the Trustee to exercise such rights as to a number of Shares equal to:

(a)          the total number of Shares then held in the Employer Stock Fund as of the applicable record date; and

(b)          a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the interests in the Employer Stock Fund of all persons directing that dissent and appraisal rights be exercised be cast, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the entirety of the Employer Stock Fund.

The Trustee shall not exercise dissent and appraisal rights with respect to the remainder of the Shares held in the Employer Stock Fund. The Plan Administrator shall furnish, or cause to be furnished, to each person with an interest in the Employer Stock Fund, all annual reports, proxy materials and other information known to have been furnished by the issuer of Shares or by any proxy solicitor, to the holders of Shares with respect to availability, and consequences of exercise, of dissent and appraisal rights.

Article XI

Distributions And Loans

Section 11.1         In General. A Participant’s vested interest in his Accounts shall be paid only at the times, to the extent, in the manner and to the persons provided in this Article XI.

Section 11.2         Loans.

(a)          To the extent permitted under and subject to the terms and conditions of this section 11.2, an individual may borrow from his Accounts; provided, however, that the individual is a Participant at the time the loan is made.

(b)          The maximum loan permitted shall be:

(i)          if no loan has been outstanding during the one year period ending on the day before the date of the loan, the lesser of (A) 50% of the vested portion of the Participant’s Accounts, or (B) $50,000; and

(ii)         if another loan has been outstanding during the one-year period ending on the day before the date of the loan, the amount of any second loan, when added to the outstanding balance of all other loans from the Plan, shall not exceed the lesser of (A) 50% of the vested portion of the Participant’s Accounts or (B) $50,000, reduced by the excess of the highest outstanding balance of loans to such individual under the Plan on any day during the one-year period ending on the day before the date of the loan over the outstanding balance of loans from the Plan on the day the second loan is made. The minimum loan permitted shall be $1,000, unless the Plan Administrator shall establish a lesser minimum amount in a particular case or as a matter of policy; provided that all similarly situated individuals shall be treated similarly. No more than two loans shall be outstanding to any individual at any time.

(c)          In addition to such rules and regulations as the Company or Plan Administrator adopts, all loans shall comply with the following terms and conditions:

(i)          The period of repayment for any loan shall not exceed five years (except if the loan is used to acquire any dwelling unit that within a reasonable time is to be used as the principal residence of the borrower, in which case a Participant may have a term of up to 15 years). An outstanding loan may not be repaid and a subsequent loan obtained in such a way as to effectively allow for a period of repayment of more than five years (15 years if the loan is used to acquire any dwelling unit that within a reasonable time is to be used as the principal residence of the borrower).

(ii)         The borrower shall execute a promissory note for the amount of the loan (including interest), payable to the order of the Trustee and, as collateral security therefor, shall pledge to the Trustee and grant the Trustee a security interest in all or a portion of his vested Account balance.

(iii)        Each loan shall bear interest at the prime rate of interest determined on the basis of a reliable published source such as the Wall Street Journal, which shall be determined by the Plan Administrator based upon market conditions for loans of similar duration and quality.

(iv)         To the extent permitted by applicable law, the Plan Administrator may require, as a condition of approving a loan, that the borrower make payments thereon by payroll deduction.

(d)          Funds to extend a loan shall be obtained by liquidating all or a portion of the borrower’s interest in such Investment Funds as the borrower may specify. In exchange therefor, the borrower’s promissory note shall be held as a special investment of his Accounts. All payments of principal and interest shall be reinvested in the Investment Funds for the borrower’s Accounts.

(e)          Payments of interest and principal on a loan shall be made in substantially level installments, at least quarterly, in such amounts that the loan will be repaid over the term of the loan; provided, however, that the Plan Administrator may, at the request of the borrower, suspend all payments of principal and interest otherwise due during a period of Military Service. In such event, except as may be required by applicable law, the period of repayment of the loan shall be extended to the maximum period of repayment as permitted by section 11.2(c)(i) plus a period equal in length to the period of the suspension, and loan payments shall be resumed promptly at the conclusion of the suspension period with the loan repaid thereafter by amortization in substantially level installments over the extended period. During the period of suspension, interest shall accrue at the lesser of (i) the prevailing commercial rate as determined under section 11.2(c)(iii), or (ii) 6% compounded annually or such other rate specified under the Soldiers’ and Sailors’ Civil Relief Act of 1942, or its successor acts.

(f)          A borrower may prepay his loan on any Valuation Date, provided he pays the full amount of the loan plus all interest accrued and unpaid thereon. Subject to such other terms and conditions as may be established from time to time by the Plan Administrator, a borrower may prepay a portion of his loan on any Valuation Date. The minimum prepayment will be equal to one installment payment or the remainder of the loan, whichever is less, unless the Plan Administrator shall establish a different amount in a particular case, or as a matter of policy.

(g)          Upon default by a borrower in any of the terms of a loan under this section 11.2, including, without limitation, termination of employment of a Participant when a loan is outstanding to him under this section 11.2, and taking into account any applicable grace period, the loan will, at the option of the Plan Administrator, become immediately due and payable. In such case, the Plan Administrator may charge the unpaid balance thereon against the borrower’s vested interest in his Accounts; provided, however, that the Plan Administrator shall not charge such unpaid loan against a borrower’s Accounts until, and then only to the extent that, a borrower is entitled to elect a distribution under this Article XI. Notwithstanding the foregoing, in the event that a borrower fails to make a payment of principal or interest when due, unless the terms of the documents governing the loan provide otherwise, the entire principal amount of the loan plus accrued interest shall, for federal income tax purposes, be deemed distributed to the borrower on the last business day of the calendar quarter that includes the earlier of (i) the last day of any grace period established under the documents governing the loan or (ii) the last day of- the calendar quarter following the calendar quarter in which the required payment was due. Such deemed distribution shall not relieve the borrower of his repayment obligation unless the amount thereof is charged against the borrower’s vested interest in his Accounts. The interest that accrues after the date of the deemed distribution shall not give rise to a further deemed distribution. During the period following a deemed distribution in which all or any portion of the deemed distribution has not been charged against the borrower’s vested interest in his Accounts, the Plan Administrator, as a condition of approving a subsequent loan, may require either (i) that the borrower provide adequate collateral security in addition to his vested Account balance, or (ii) that the borrower enter into an enforceable agreement providing for repayment of the loan by payroll withholding. If the Plan Administrator determines at any time prior to repayment of the subsequent loan that the borrower has failed to provide adequate collateral security at the request of the Plan Administrator pursuant to this section 11.2(g) and has failed to make payments on the loan by payroll deduction, the amount then outstanding under the subsequent loan shall be deemed distributed to the borrower in accordance with the terms of this section 11.2(g).

(h)          Notwithstanding the foregoing, any loan made to a participant in The Long Island Savings Bank 401(k) Savings Plan which is outstanding as of the effective date for the merger of The Long Island Savings Bank 401(k) Savings Plan into the Plan and which met the terms of The Long Island Savings Bank 401(k) Savings Plan when the loan was made shall be treated as a loan meeting the requirements of Article XI hereof; provided, however, that any modification in the terms of such a loan or new loan made to such a person must meet the requirements of Article XI at the time modified or made.

Section 11.3         Withdrawals During Employment.

(a) Each Participant or Former Participant shall be entitled, subject to the restrictions of section 11.2 (applicable in the case of a loan to a Participant or Former Participant), to withdraw in cash:

(i)          if, as of the date of the withdrawal, the Participant will have attained age 59½ all or any portion of his aggregate vested Account balances excluding his Company Contributions Account; and

(ii)         if, as of the date of the withdrawal, section 11.3(a)(i) does not apply but a Hardship (as determined under section 11.3(b)(i)) has occurred, an amount necessary to alleviate the Hardship (as determined under section 11.3(b)(ii)) but in no event more than the Participant’s aggregate vested Account balances, excluding the portion of his Deferred Contributions Account balance attributable to earnings and his Company Contribution and Safe Harbor Account balances.

(b)          For purposes of section 11.3(a)(ii), a Hardship shall have occurred with respect to a Participant or Former Participant if the Participant or Former Participant has a need for funds:

(i)          to pay medical expenses (within the meaning of section 213(d) of the Code) of the Participant or Former Participant or his spouse, dependents (within the meaning section 152 of the Code) or, after August 16, 2006, a primary Beneficiary of the Participant or Former Participant under this Plan; or

(ii)         to pay tuition costs for the next year of post-secondary education for the Participant or Former Participant or his spouse, dependents (within the meaning of section 152 of the Code) or, after August 16, 2006, a primary Beneficiary of the Participant or Former Participant under this Plan; or

(iii)        to pay the expenses (excluding mortgage payments) of purchasing the Participant’s or Former Participant’s principal residence; or

(iv)        to prevent the eviction of the Participant or Former Participant from his principal residence or to prevent foreclosure on the mortgage of the Participant’s or Former Participant’s principal residence; or

(v)         burial or funeral expenses for the deceased parent, spouse, children, or dependents (within the meaning of section 152 of the Code) of the Participant or Former Participant, or, after August 16, 2006, a primary Beneficiary of the Participant or Former Participant; or

(vi)        casualty losses to the Participant’s or Former Participant’s principal residence that would qualify for casualty deduction under section 165 of the Code (without regard to whether the expense exceeds 10% of adjusted gross income); or

(vii)       to be used in such other circumstances as the Commissioner of Internal Revenue shall determine to qualify as a presumptive immediate and heavy financial need.

(c)          For purposes of section 11.3(a)(ii), a withdrawal from a Participant’s or Former Participant’s Deferred Contribution Account or Company Contribution Account shall be deemed necessary to alleviate a Hardship if either:

(i)          all of the following requirements are met:

(A)         the amount withdrawn does not exceed the amount of the expense (including taxes due thereon) which constitutes the Hardship; and

(B)         the Participant or Former Participant has withdrawn (or requested withdrawal of) all amounts available for withdrawal on grounds other than Hardship under all qualified and non-qualified plans maintained by the Company or any Affiliated Employer; and

(C)         the Participant or Former Participant has obtained all loans available to him under all qualified and non-qualified plans maintained by the Company or any Affiliated Employer that are not taxable as distributions under section 72(p) of the Code; and

(D)         the Participant or Former Participant waives his right to make Deferred Contributions (including Default Elective Contributions) under this Plan, or elective deferrals or nondeductible voluntary contributions under any other qualified or non-qualified plan maintained by the Company or any Affiliated Employer, for a period of six months following the date of the withdrawal; or

(ii)         The Participant or Former Participant satisfies such other conditions as the Commissioner of Internal Revenue shall determine to be justification for a presumption that a withdrawal is necessary to alleviate a Hardship.

(d)          Withdrawals made pursuant to this section 11.3 shall be made pursuant to a request (which request shall be irrevocable), in the form and manner prescribed by the Plan Administrator, and shall be effected as soon as practicable after the Plan Administrator receives the request for withdrawal, by redeeming vested account balances to the credit of the Participant or Former Participant in the Investment Funds in such proportions as shall be specified in the request for withdrawal, or if no proportions are specified in proportion to the value of his interest in each Investment Fund.

(e)          The minimum amount which may be withdrawn is the lesser of (i) $1,000, or (ii) the amount of a Participant’s vested Account balances available for withdrawal.

(f)          For purposes of this section 11.3, the balance in the Participant’s Accounts, shall be determined as of the Valuation Date immediately preceding the date of payment (plus any contributions made since the Valuation Date).

Section 11.4         Distributions on Termination of Employment. Subject to sections 11.8 and 11.10, upon the termination of employment of a Participant or Former Participant with the Company and all the Affiliated Employers, the vested balance, if any, to his credit under the Plan shall be distributed or begin to be distributed to him as follows:

(a)          if the Participant or Former Participant has attained Normal Retirement Age at the time of his termination of employment, in a single lump sum payment made as soon as practicable after December 31 of the calendar year of his termination of employment; and

(b)          in all other cases:

(i)          if the entire vested balance credited to the Participant’s or Former Participant’s Accounts (exclusive of the Participant’s or Former Participant’s Rollover Account balance) is not more than $5,000 (or such other amount as may be prescribed pursuant to section 411(a)(11) of the Code) as soon as practicable after termination of employment; and

(ii)         if the entire vested balance credited to the Participant’s or Former Participant’s Accounts (exclusive of any balance credited to the Participant’s or Former Participant’s Rollover Account) is greater than $5,000 (or such other amount as may be prescribed pursuant to section 411(a)(11) of the Code) in (A) a single lump sum payment, (B) in substantially equal installment payments (not less frequently than annually) over a period not exceeding the life expectancy of the Participant or Former Participant (or the joint life expectancies of the Participant or Former Participant and his Designated Beneficiary); or (C) two or more partial payments, as the Participant or Former Participant may elect; provided, however, that a Participant or Former Participant who elected installment or partial payment distributions shall receive a final lump sum payment of the remaining vested balance (if any) credited to his Accounts as soon as practicable after December 31 of the calendar year of his attainment of Normal Retirement Age.

(c)          Payment shall be made as soon as practicable after the Plan Administrator receives a Participant’s or Former Participant’s distribution request.

Section 11.5         Payments to Beneficiaries.

(a)          (i) Any Participant or Former Participant with a balance to his credit under the Plan may designate a primary Beneficiary or Beneficiaries to receive any distribution to which he may be entitled upon his death. A Participant or Former Participant who has designated a primary Beneficiary or Beneficiaries under this section 11.5 may also designate a contingent Beneficiary or Beneficiaries to receive any distribution to which such Participant or Former Participant may be entitled upon his death in the event that all of the primary Beneficiaries designated by such Participant or Former Participant predecease him. Any Beneficiary designation must be made in writing and shall not be effective unless received by the Plan Administrator prior to the death of the person giving it and may be changed or revoked by means of a similar written instrument. A Participant or Former Participant who is married shall automatically be deemed to have designated his spouse as his sole primary Beneficiary unless, prior to the time such designation would become irrevocable:

(i)          the Participant or Former Participant has designated a different or additional primary Beneficiary in accordance with this section 11.5; and

(ii)         (A)         his spouse has consented to such designation in a writing that has acknowledged the effect of such consent and was witnessed by a Plan representative or a notary public; or (B) his spouse has previously consented to such designation by signing a written waiver of any right to consent to any designation made by the Participant or Former Participant and such waiver acknowledged the effect of the waiver and was witnessed by a Plan representative or a notary public; or (C) it is established to the satisfaction of a Plan representative that the consent of such spouse can not be obtained because such spouse cannot be located or because of other circumstances as the Secretary of the Treasury may by regulations prescribe.

(b)          In the event that all of the primary and contingent Beneficiaries designated hereunder predecease the person who designated them, then payment shall be made to the executor or administrator of the estate of the person who designated such deceased Beneficiary or Beneficiaries or if no such executor or administrator is appointed within such time as the Plan Administrator, in his discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such person as the Plan Administrator may select. If a Participant or Former Participant and any Beneficiary or contingent Beneficiary designated by him shall die in such circumstances that there shall be substantial doubt as to which of them shall have been the first to die, for all purposes of the Plan, the person entitled to receive the distribution prior to his death shall be deemed to have survived such Beneficiary or contingent Beneficiary.

(c)          If a Participant or Former Participant dies before the entire vested balance credited to his Accounts is distributed to him, any remaining vested balance credited to the Participant’s or Former Participant’s Accounts shall be distributed as promptly as practicable following the Plan Administrator’s receipt of notice of the Participant’s or Former Participant’s death; provided however, that such distribution shall, in any event, be made no later than December 31st of the calendar year following the calendar year in which the Participant or Former Participant dies.

(d)          The determination of whether a Beneficiary is a Designated Beneficiary and whether a Designated Beneficiary is a surviving spouse shall be made not later than September 30th of the calendar year following the calendar year in which the Employee dies.

Section 11.6         Distribution in Shares. Subject to such terms and conditions as may be established from time to time by the Plan Administrator, the portion of any distribution that is attributable to the interest of a Participant, Former Participant or Beneficiary in the Employer Stock Fund shall, if the payment recipient so requests, be paid wholly or partially in Shares. In such event, the maximum number of Shares to be distributed shall be the number of whole Shares that could have been purchased with the Participant’s, Former Participant’s or Beneficiary’s interest in the Employer Stock on the basis of the value of such interest as of the Valuation Date for the distribution and the fair market value of a Share on such Valuation Date. Fair market value for this purpose shall be determined in such uniform and nondiscriminatory manner as the Plan Administrator may prescribe. Any remaining vested balance of the Participant, Former Participant or Beneficiary in the Employer Stock Fund shall be paid in cash or cash equivalents.

Section 11.7         Direct Rollovers.

(a)          A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)          A Distributee may not divide his or her Eligible Rollover Distribution into separate distributions to be transferred to two or more Eligible Retirement Plans.

(c)          For purposes of this section 11.7 and any other applicable section of the Plan, the following definitions shall have the following meanings:

(i)          “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(ii)         “Distributee” means an Employee, a former Employee, or a Designated Beneficiary of a deceased Employee who is not the surviving spouse of such Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are considered Distributees with regard to the interest of the spouse or former spouse.

(iii)        “Eligible Retirement Plan” means (A) an individual retirement account described in section 408(a) of the Code, (B) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (C) an annuity plan described in section 403(a) of the Code, (D) a qualified trust described in section 401(a) of the Code, (E) an annuity contract described in section 403(b) of the Code, (F) an eligible deferred compensation plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision thereof and which agrees to separately account for amounts transferred into such plan from this Plan; and (G) a Roth IRA described in section 408A(b); provided that such account, annuity plan, trust or contract accepts the Distributee’s Eligible Rollover Distribution. Notwithstanding the foregoing, if a Distributee is a nonspouse Beneficiary, an “Eligible Retirement Plan” shall be limited to an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code; established for the purpose of receiving the distribution only in a direct trustee-to-trustee transfer, provided that such account or annuity accepts the Distributee’s trustee-to-trustee Eligible Rollover Distribution.

(iv)        “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Designated Beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; (C) any distribution made after December 31, 1999 on account of Hardship; and (D) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to an account providing for separate accounting of after-tax amounts that meets the requirements of section 402(c)(2)(A) of the Code.

Section 11.8         Minimum Distribution Requirements.

(a) Notwithstanding anything contained in the Plan to the contrary, required minimum distributions of the vested balance credited to a Participant’s or Former Participant’s Accounts shall commence with:

(i)          if the Participant or Former Participant was not a Five Percent Owner at any time during the Plan Year ending in the calendar year in which he attained age 70½ or during any of the four preceding Plan Years or during any subsequent years, the later of (A) the calendar year in which he attains or attained age 70½ or (B) the calendar year in which he terminates employment with the Company; or

(ii)         if the Participant or Former Participant is or was a Five Percent Owner at any time during the Plan Year ending in the calendar year in which he attained age 70½, during any of the four preceding Plan Years or during any subsequent years, the later of (A) the calendar year in which he attains age 70½ or (B) the calendar year in which he first becomes a Five Percent Owner;

provided, however, that any Participant may elect not to receive, or to discontinue receiving, such required minimum distributions until April 1 of the year following the year in which such Participant retires from Service with the Company or becomes a Five Percent Owner, whichever is earlier; provided, further, that such an election will not affect the Participant’s right to request in-service withdrawals as provided in section 11.3 of this Plan.

(b)          The required minimum distributions contemplated by section 11.8(a) shall be made as follows:

(i)          The minimum required distribution to be made for the calendar year for which the first minimum distribution is required shall be made no later than April 1st of the immediately following calendar year and shall be equal to the quotient obtained by dividing (A) the vested balance credited to the Participant’s or Former Participant’s Account as of the last Valuation Date to occur in the calendar year immediately preceding the calendar year for which the first minimum distribution is required (adjusted to account for any additions thereto or subtractions therefrom after such Valuation Date but on or before December 31st of such calendar year); by (B) the Participant’s or Former Participant’s life expectancy (or, if his Beneficiary is a Designated Beneficiary, the joint life and last survivor expectancy of him and his Beneficiary); and

(ii)         the minimum required distribution to be made for each calendar year following the calendar year for which the first minimum distribution is required shall be made no later than December 31st of the calendar year for which the distribution is required and shall be equal to the quotient obtained by dividing (A) the vested balance credited to the Participant’s or Former Participant’s Account as of the last Valuation Date to occur in the calendar year prior to the calendar year for which the distribution is required (adjusted to account for any additions thereto or subtractions therefrom after such Valuation Date but on or before December 31st of such calendar year and, in the case of the distribution for the calendar year immediately following the calendar year for which the first minimum distribution is required, reduced by any distribution for the prior calendar year that is made in the current calendar year); by (B) the Participant’s or Former Participant’s life expectancy (or, if his Beneficiary is a Designated Beneficiary, the joint life and last survivor expectancy of him and his Beneficiary).

(c)          For purposes of section 11.8(b), during the Participant’s or Former Participant’s lifetime, life expectancy shall be equal to:

(i)          the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in such calendar year; or

(ii)         if the Participant’s spouse is the sole designated Beneficiary and the spouse is more than ten years younger than the Participant, the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in such calendar year.

Section 11.9         Automatic Rollover.

(a) If a distribution is made to a Participant pursuant to section 11.4(b)(i) and (i) such distribution is an Eligible Rollover Distribution and a Mandatory Distribution, (ii) the Participant is permitted to make an election to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly and (iii) if the Participant fails to make a timely election, then the Plan Administrator will pay the distribution in a direct rollover to an Individual Retirement Plan designated by the Plan Administrator.

(b)          To the extent necessary to satisfy section 401(a)(31)(B) of the Code, any rollover made under section 11.9(a) to an Individual Retirement Plan shall satisfy the following conditions:

(i)          In connection with the distribution of rolled-over funds to an Individual Retirement Plan, the Plan Administrator or other named fiduciary enters into a written agreement with an Individual Retirement Plan provider that provides:

(A)         The Mandatory Distribution is invested in an Eligible Investment Product.

(B)         The Participant on whose behalf the Plan Administrator or other named fiduciary makes an automatic rollover shall have the right to enforce the terms of the contractual agreement establishing the Individual Retirement Plan, with regard to his or her rolled-over funds, against the Individual Retirement Plan Provider.

(C)         Fees and expenses attendant to the Individual Retirement Plan, including the investment of the assets of such plan (e.g., establishment charges, maintenance fees, investment expenses, termination costs, and surrender charges) shall not exceed the fees and expenses charged by the Individual Retirement Plan Provider for comparable Individual Retirement Plans established for reasons other than the receipt of a Mandatory Distribution or any other distribution made in accordance with section 401(a)(31)(B) of the Code;

(ii)         Participants have been furnished a summary plan description, or a summary of material modifications, that describes the Plan’s automatic rollover provisions effectuating the requirements of section 401(a)(31)(B) of the Code, including an explanation that the mandatory distribution will be invested in an investment product designed to preserve principal and provide a reasonable rate of return and liquidity, a statement indicating how fees and expenses attendant to the Individual Retirement Plan will be allocated (i.e., the extent to which expense will be borne by the account holder alone or shared with the distributing plan or plan sponsor), and the name, address and phone number of a plan contact (to the extent not otherwise provided in the summary plan description or summary of material modifications) for further information concerning the plan’s automatic rollover provisions, the Individual Retirement Plan provider and the fees and expenses attendant to the Individual Retirement Plan; and

(iii)        If (A) any fiduciary of the Plan is using its authority to designate itself or an affiliate as Individual Retirement Plan Provider to receive a Mandatory Distribution, or (B) the initial investment of the Mandatory Distribution by such fiduciary is in an investment product in which the fiduciary or its affiliate has an interest, or (C) such Individual Retirement Plan Provider receives a fee in connection with the establishment or maintenance of the Individual Retirement Plan, or (D) such Individual Retirement Plan Provider or an affiliate receives a fee as a result of the initial investment of the Mandatory Distribution in an investment product in which such fiduciary or an affiliate has an interest, then the conditions of Prohibited Transaction Class Exemption 2004-16 must be satisfied in addition to those set forth in this section 11.9.

(iv)        The term “Eligible Investment Product” means an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity. For this purpose, the product must be offered by a Regulated Financial Institution and shall seek to maintain, over the term of the investment, the dollar value that is equal to the amount invested in the product by the Individual Retirement Plan. Such term includes money market funds maintained by registered investment companies, and interest-bearing savings accounts and certificates of deposit of a bank or similar financial institution. In addition, the term includes “stable value products” issued by a financial institution that are fully benefit-responsive to the Individual Retirement Plan account holder, i.e., that provide a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations or transfers initiated by the Individual Retirement Plan account holder exercising his or her right to withdraw or transfer funds under the terms of an arrangement that does not include substantial restrictions to the account holder’s access to the Individual Retirement Plan’s assets.

(v)         The term “Individual Retirement Plan” means any Eligible Retirement Plan that is an individual retirement account or individual retirement annuity described in sections 408(a) and (b) of the Code.

(vi)        The term “Mandatory Distribution” means any distribution pursuant to section 11.4 that is to be made before the Participant has attained the age that corresponds to his Normal Retirement Age in accordance with section 401(a)(31)(B) of the Code and that exceeds $1,000 (disregarding, solely for the purpose of applying the $1,000 threshold, any portion of the Mandatory Distribution that is attributable to a Rollover Contribution).

(vii)       The term “Regulated Financial Institution” means an entity that: (A) is subject to state or federal regulation, and (B) is a bank or savings association, the deposits of which are insured by the Federal Deposit Insurance Corporation; a credit union, the member accounts of which are insured within the meaning of section 101(7) of the Federal Credit Union Act; an insurance company, the products of which are protected by state guaranty associations; or an investment company registered under the Investment Company Act of 1940.

Section 11.10         Qualified Reservist Distributions.   A Participant or Former Participant who is, by reason of being a member of a reserve component (as defined in section 101 of Title 37 of the United States Code), ordered or called to active duty after September 11, 2001 for a period in excess of 179 days or for an indefinite period, shall be entitled, subject to the restrictions of section 11.2 (applicable in the case of a loan to a Participant or Former Participant), to withdraw in cash all or any portion of his or her Deferred Contribution Account as a Qualified Reservist Distribution, provided that such distribution must be made during the period beginning on the date of such order or call and ending at the close of the active duty period.

Section 11.11         Withdrawals of Default Elective Contributions.

(a)          Notwithstanding anything in the Plan to the contrary, a Participant for whom Default Elective Contributions have been made may elect to withdraw all but not less than all of such Default Elective Contributions (adjusted for earnings and losses attributable thereto in such form and manner as is provided under section 414(w) of the Code). Such an election shall be made, in such form and manner as the Plan Administrator shall prescribe, within 90 days following the end of the first payroll period for which Default Elective Contributions are withheld. Any such withdrawal shall be effected as soon thereafter as is practicable, but in no event later than the last day of the first payroll period that begins after the withdrawal election is made.

(b)          Unless the Participant affirmatively elects otherwise, any withdrawal request under this section 11.11 shall be treated as an affirmative election to stop having Default Elective Contributions made on the Participant’s behalf.

(c)          Default Elective Contributions distributed pursuant to this section 11.11 shall not be counted toward the dollar limitation of Code section 402(g)(1) as set forth in section 6.1 of the Plan nor for the actual deferral percentage test of Code section 401(k)(3) as set forth in section 6.3 of the Plan. In addition, Company Contributions that might otherwise be allocated to a Participant’s Company Contribution Account as a result of Default Elective Contributions shall not be allocated to the extent the Participant withdraws such Default Elective Contributions pursuant to this section 11.11 and any Company Contributions already made on account of Default Elective Contributions that are later withdrawn pursuant to this section 11.11 shall be forfeited (adjusted for earnings and losses attributable thereto in such form and manner as is provided under section 414(w) of the Code and the regulations thereunder).

ARTICLE XII

Administration

Section 12.1         Plan Administrator. There shall be a Plan Administrator, who shall be an individual, committee or other person appointed by the Company to perform the duties and have the responsibilities imposed upon the Plan Administrator pursuant to the Plan and ERISA. If the Company shall fail to appoint a Plan Administrator, then the Company shall serve in such capacity. A Plan Administrator appointed by the Company may resign only by giving at least 30 days prior written notice of resignation to the Company, and such resignation shall be effective on the date specified in such notice. The Trustee and any other person dealing with the Plan Administrator shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the person certified to it by the Company as the duly appointed Plan Administrator or by any person authorized by the Plan Administrator to sign the same on his behalf.

Section 12.2         Plan Administrator’s Powers and Responsibilities. The Plan Administrator shall, subject to the responsibilities of the Trustee and the Company, have the following responsibilities:

(a)          To maintain records necessary or appropriate for the administration of the Plan;

(b)          To give such instructions, notices, information, materials, reports and certifications to the Trustee of the Plan as may be necessary or appropriate in the administration of the Plan;

(c)          To prescribe forms and make rules and regulations consistent with the terms of the Plan;

(d)          To require such proof as may be necessary or appropriate in the administration of the Plan, including without limitation, proof of age, relationship or good health of a Participant, Former Participant or the spouse, children or Beneficiary of either, and if satisfactory proof is not submitted, the Plan Administrator may make such determination for purposes of the Plan, and such determination shall be conclusive and binding;

(e)          To prepare and file, distribute or furnish, all reports, plan descriptions, and other information concerning the Plan, including, without limitation, filings with the Secretary of Labor and communications with Participants, Former Participants and other persons, as shall be required of the Plan Administrator under ERISA;

(f)          To determine any question arising in connection with the Plan, and the Plan Administrator’s decision or action in respect thereof shall be final and conclusive, and binding upon the Company, the Trustee, other Fiduciaries, Participants, Former Participants and any other person having an interest under the Plan;

(g)          To review and dispose of claims filed pursuant to section 12.3, and appeals filed pursuant to section 12.4;

(h)          If the Plan Administrator shall determine that by reason of illness, senility, insanity, or for any other reason, it is undesirable to make any payment to a Participant, Former Participant, Beneficiary or any other person entitled thereto, to direct the application of any amount so payable to the use or benefit of such person in any manner that it may deem advisable or to direct the withholding of any payment under the Plan due to any person under legal disability until a representative competent to receive such payment on his behalf shall be appointed pursuant to law;

(i)          To review the performance of the Trustee and other Named Fiduciaries in investing, managing and controlling the assets of the Plan;

(j)          To establish a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA, and to review such policy and method at least annually;

(k)          To report to and make recommendations to the Board regarding changes in the Plan, including changes in the operation and management of the Plan and removal and replacement of the Trustee or other fiduciaries or service providers;

(l)          To discharge such other responsibilities or follow such directions as may be assigned or given by the Company; and

(m)        To perform any duty or take any action which is allocated to the Plan Administrator under the Plan.

The Plan Administrator shall have the power and authority necessary or appropriate to carry out its responsibilities.

Section 12.3         Claims Procedure. Any claim relating to benefits under the Plan shall be filed with the Plan Administrator on a form prescribed by it. If a claim is denied in whole or in part, the Plan Administrator shall give the claimant written notice of such denial within a reasonable period of time, but not later than 90 days after the claim is filed. The noticed shall specifically set forth:

(a)          The reasons for the denial;

(b)          The pertinent Plan provisions on which the denial was based;

(c)          Any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is needed; and

(d)          An explanation of the Plan’s procedure for review of the denial of the claim, the time limits applicable to such procedure and a statement of the claimant’s right to bring a civil action to recover benefits due to him under the terms of the Plan and any other civil action under section 502(a) of ERISA following an adverse benefit determination on review.

In the event that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the claimant prior to the expiration of the 90-day period. The extension notice shall indicate the special circumstances requiring an extension and the date by which the Plan expects to render the benefit determination. The decision shall be rendered as soon as practicable but in no event later than 180 days after the claim is filed.

Section 12.4         Claims Review Procedure. (a) Any person whose claim filed pursuant to section 12.3 has been denied in whole or in part may request review of the claim by the Plan Administrator, upon a form prescribed by the Plan Administrator. The claimant or his authorized representative shall file such form (including written comments, documents, records and other information in support of his position) with the Plan Administrator no later than 60 days after the mailing or delivery of the written notice of denial provided for in section 12.3, or, if such notice is not provided, within 60 days after such claim is deemed denied pursuant to section 12.3. The claimant shall be permitted to review pertinent documents, records and other information described in section 12.4(b)(iii), free of charge on request. A decision based on all information submitted by the claimant shall be rendered by the Plan Administrator and communicated to the claimant within a reasonable period of time, but not later than:

(i)          if the Plan Administrator holds regularly scheduled meetings at least quarterly, the 5th day following:

(A)         if the request for review is filed more than 30 days preceding date of the first meeting that immediately follows the day the Plan receives the claimant’s request for review, the date of such first meeting.

(B)         if the request for review is filed within 30 days preceding the date of the first meeting that immediately follows the day the Plan receives the claimant’s request for review, the date of the second meeting that immediately follows the day the Plan receives the claimant’s request for review.

However, if the Plan Administrator finds it necessary, due to special circumstances (for example, the need to hold a hearing), to extend the period, it shall notify the claimant in writing and indicate the special circumstances requiring an extension, and the date as of which the benefit determination will be made, prior to the commencement of the extension. The decision shall be rendered as soon as practicable, but in no event later than the 5th day following the date of the third meeting of the Plan Administrator following the day the Plan receives the claimant’s request for review;

(ii)         in all other cases, 60 days after receipt of the claimant’s written request for review. However, if the Plan Administrator finds it necessary, due to special circumstances to extend this period, it shall notify the claimant in writing and indicate the special circumstances requiring an extension, within the 60-day period. The decision shall be rendered as soon as practicable, but in no event later than 120 days after the Plan receives the claimant’s request for review.

(b)          The Plan Administrator’s decision shall be in writing and shall specifically set forth:

(i)          The reasons for the decision;

(ii)         The pertinent Plan provisions on which the decision is based;

(iii)        A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information submitted, considered, generated or relied upon in the course of making the decision, including any documents describing the procedural safeguards used to ensure that the provisions of the Plan document are followed and applied consistently to similarly situated individuals; and

(iv)        A statement describing the claimant’s right to bring a civil action to recover benefits due to him under the terms of the Plan and any other civil action under section 502(a) of ERISA.

Any such decision of the Plan Administrator shall be binding upon the claimant and the Company, and the Plan Administrator shall take appropriate action to carry out such decision.

Section 12.5         Allocation of Fiduciary Responsibilities and Employment of Advisors. Any Fiduciary may:

(a)          Allocate any of his or its responsibilities (other than trustee responsibilities) under the Plan to such other person or persons as he or it may designate, provided that such allocation and designation shall be in writing and filed with the Plan Administrator;

(b)          Employ one or more persons to render advice to him or it with regard to any of his or its responsibilities under the Plan; and

(c)          Consult with counsel, who may be counsel to the Company.

Section 12.6         Other Administrative Provisions. (a) Any person whose claim has been denied in whole or in part must exhaust the administrative review, procedures provided in section 12.4 prior to initiating any claim for judicial review.

(a)          No bond or other security shall be required of the Plan Administrator, the Trustees and/or any officer or Employee of the Company to whom fiduciary responsibilities are allocated by a Fiduciary, except as may be required by ERISA.

(b)          Subject to any limitation on the application of this section 12.6(c) pursuant to ERISA, neither the Plan Administrator, the Trustees, nor any officer or Employee of the Company to whom fiduciary responsibilities are allocated by a Fiduciary, shall be liable for any act of omission or commission by himself or by another person, except for his own individual willful and intentional malfeasance.

(c)          The Plan Administrator may, except with respect to actions under section 12.4, shorten, extend or waive the time (but not beyond 60 days) required by the Plan for submitting any notice or form to the Plan Administrator, or taking any other action under the Plan.

(d)          The Plan Administrator may direct that the costs of services provided pursuant to section 12.5, and such other reasonable expenses as may be incurred in the administration of the Plan, shall be paid out of the funds of the Plan unless the Company shall pay them.

(e)          Any person, group of persons, committee, corporation or organization may serve in more than one fiduciary capacity with respect to the Plan.

(f)          Any discretionary acts to be taken under the Plan with respect to its administration shall be uniform in their nature and applicable to all persons similarly situated, and no discretionary acts shall be taken which will be discriminatory under the provisions of the Code applicable to plans of this nature.

(g)          Any action taken or omitted to be taken by a Fiduciary pursuant to authority granted hereunder shall be conclusive and binding on all parties, except to the extent that a court of competent jurisdiction determines that in acting or omitting to act, a Fiduciary has acted arbitrarily and capriciously.

(h)          If the Plan Administrator shall determine that by reason of illness, senility, insanity, or for any other reason, it is undesirable to make any payment to a Participant, Former Participant, Beneficiary or any other person entitled thereto, the Plan Administrator shall direct the application of any amount so payable to the use or benefit of such person in any manner that he may deem advisable or direct the withholding of any payment under the Plan due to any person under legal disability until a representative competent to receive such payment in his behalf shall be appointed pursuant to law.

(i)          Wherever, in the administration of the Plan, any action by the Company or the Plan Administrator is required with respect to eligibility, classification of Employees, contributions, benefits or determinations of Hours of Service or any other matter, such action shall be substantially uniform in nature as applied to all persons similarly situated.

ARTICLE XIII

Amendment And Termination

Section 13.1         Amendment and Termination. The Company expects to continue the Plan indefinitely, but specifically reserves the right, in its sole discretion, at any time, by appropriate action of the Board, to amend, in whole or in part, any or all of the provisions of the Plan and to terminate the Plan at any time. Subject to the provisions of section 13.3, no such amendment or termination shall permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, Former Participants, Beneficiaries or other persons entitled to benefits, and no such amendment or termination shall reduce the accrued benefit of any Participant, Former Participant, Beneficiary or other person who may be entitled to benefits, without his consent. In the event of a termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the Account of each affected Participant and Former Participant shall forthwith become fully vested.

Section 13.2         Amendment or Termination Other Than by Astoria Bank. In the event that a corporation or trade or business other than Astoria Bank shall adopt this Plan, such corporation or trade or business shall, by adopting the Plan, empower Astoria Bank to amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, upon the terms and conditions set forth in section 13.1; provided, however, that any such corporation or trade or business may, by action of its board of directors or other governing body, amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, at different times and in a different manner. In the event of any such amendment or termination by action of the board of directors or other governing body of such a corporation or trade or business, a separate plan shall be deemed to have been established for the employees of such corporation or trade or business, and the assets of such plan shall be segregated from the assets of this Plan at the earliest practicable date and shall be dealt with in accordance with the documents governing such separate plan.

Section 13.3         Conformity to U.S. Internal Revenue Code. The Company has established the Plan with the intent that the Plan and Trust will at all times be qualified under section 401(a) and exempt under section 501(a) of the Code, and with the intent that contributions under the Plan will be allowed by the Code as deductions in computing net income of the Company for federal income tax purposes, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intentions. Accordingly, notwithstanding anything to the contrary herein provided, the Plan and the Trust Agreement may be amended at any time without prior notice to Participants, Former Participants, Beneficiaries or any other persons, if such amendment is deemed by the Board to be necessary or appropriate to effectuate such intent.

Section 13.4         Contingent Nature of Contributions. (a) All contributions to the Plan, other than Rollover Contributions, are made upon the condition that such contributions will be allowed as a deduction in computing the net income of the Company for Federal income tax purposes. To the extent that any such deduction is disallowed, the amount disallowed may, at the election of the Company, be returned to the Company within one year after the deduction is disallowed.

(a)          Any contributions made to the Plan as a result of a mistake of fact may, at the election of the Company, be returned to the Company within one year after such contributions are made.

ARTICLE XIV

Special Rules For Top Heavy Plan Years

Section 14.1         In General. As of the Determination Date for each Plan Year, the Plan Administrator shall determine whether the Plan is a Top Heavy Plan in accordance with the provisions of this Article XIV. If, as of such Determination Date, the Plan is a Top Heavy Plan, then the Plan Year immediately following such Determination Date shall be a Top Heavy Plan Year and the special provisions of this Article IV shall be in effect.

Section 14.2         Determination of Top Heavy Plan. (a) Subject to section 14.2(c), the Plan is a Top Heavy Plan, if, as of a Determination Date: (i) it is not a member of a Required Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees exceeds (B) 60% of the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and all other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding Plan Year and their Beneficiaries.

(a)          Subject to section 14.2(c), the Plan is a Top Heavy Plan, if, as of a Determination Date: (i) the Plan is a member of a Required Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees under all plans that are members of the Required Aggregation Group exceeds 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and all other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding Plan Year), and their Beneficiaries under all plans that are members of the Required Aggregation Group.

(b)          Notwithstanding sections 14.2(a) and 14.2(b), the Plan is not a Top Heavy Plan if, as of a Determination Date: (i) the Plan is a member of a Permissible Aggregation Group, and (ii) (A) the sum of the Cumulative Accrued benefits of all Key Employees under all plans that are members of the Permissible Aggregation Group does not exceed (B) 60% of the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and all other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding Plan Year), and their Beneficiaries under all plans that are members of the Permissible Aggregation Group.

Section 14.3         Determination Date. The Determination Date of the Plan Year shall be the last day of the preceding Plan Year. The Determination Date for any other plan maintained by the Company or any Affiliated Employer for a plan year shall be the last day of the preceding plan year of such plan, except that in the case of the first plan year of such plan, it shall be the last day of such first plan year.

Section 14.4         Cumulative Accrued Benefits. (a) A person’s Cumulative Accrued Benefits under this Plan as of a Determination Date shall equal the sum of:

(i)          the value of such person’s Accounts under this Plan as of the most recent Valuation Date coincident with or next preceding the Determination Date; and

(ii)         the amount of any distributions of such person’s Cumulative Accrued Benefits under the Plan (including distributions under terminated plans that would have been included in the Required Aggregation Group if not terminated) during the five-year period (for in-service distributions) or one-year period (for all distributions other than in-service distributions) ending on the Determination Date.

For purposes of this section 14.4(a), the computation of a person’s Cumulative Accrued Benefits, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder.

(b)          For purposes of this Plan, the term “Cumulative Accrued Benefits” with respect to any other plan shall mean the cumulative accrued benefits determined for purposes of section 416 of the Code under the provisions of such plans.

(c)          For purposes of determining the top heavy status of a Required Aggregation Group or a Permissible Aggregation Group, Cumulative Accrued Benefits under this Plan and Cumulative Accrued Benefits under any other plan shall be determined as of the Determination Date that falls within the same calendar year as the Determination Dates of all other members of such Required Aggregation Group or Permissible Aggregation Group.

Section 14.5         Key Employees. (a) For purposes of the Plan, the term Key Employee means any Employee or former Employee (including any deceased Employee) who, at any time during the current Plan Year is or was: (i) an Officer having annual Total Compensation greater than the greater of $130,000 or such higher amount as may be prescribed under section 416(i) of the Code; (ii) a person who is a Five Percent Owner; or (iii) a person who owns more than 1% of the Company and who has an annual Total Compensation from the Company of more than $150,000.

(a)          For purposes of section 14.5(a):

(i)          a person’s Total Compensation from Affiliated Employers shall be aggregated, but his ownership interests in Affiliated Employers shall not be aggregated;

(ii)         the term Key Employee shall also include the Beneficiary of a deceased Key Employee;

(iii)        for purposes of section 14.5(a)(i), no more than 50 Employees (or, if less, the greater of 3 or 10% of all Employees) shall be treated as officers and in the event the Company has more officers than the maximum number required to be taken into account under section 14.5(a)(i), the term Key Employee shall mean those officers, up to the maximum number, with the highest annual Total Compensation in any one of the five consecutive Plan Years ending on the Determination Date; and

(iv)        for purposes of section 14.5(a)(ii), if two or more persons have equal ownership interests in the Company, each such person shall be considered as having a larger ownership interest than any such person with a lower annual Total Compensation.

Section 14.6         Required Aggregation Group. For purposes of this Article XIV, a Required Aggregation Group shall consist of (a) this Plan; (b) any other qualified plan maintained by the Company that covers Key Employees; (including any plan that was terminated during the 5-year period ending on the Determination Date) and (c) any other qualified plans that are required to be aggregated for purposes of satisfying the requirements of sections 401(a)(4) and 410(b) of the Code (including any plan that was terminated during the 5-year period ending on the Determination Date).

Section 14.7         Permissible Aggregation Group. For purposes of this Article XIV, a Permissible Aggregation Group shall consist of (a) the Required Aggregation Group and (b) any other qualified plans maintained by the Company; provided, however, that the Permissible Aggregation Group must satisfy the requirements of sections 401(a)(4) and 410(b) of the Code.

Section 14.8         Special Requirements During Top Heavy Plan Years. For each Top Heavy Plan Year a minimum employer contribution shall be made with respect to a Participant (other than a Key Employee) who is a Participant on the last day of such Top Heavy Plan Year. Such minimum contribution, when expressed as a percentage of his Total Compensation for such Top Heavy Plan Year, shall not be less than 3% of such Participant’s Total Compensation for such Top Heavy Plan Year, or if less, the highest combined rate, expressed as a percentage of Total Compensation at which employer contributions (including Deferred Contributions other than Catch-Up Deferred Contributions) were made on behalf of a Key Employee for such Top Heavy Plan Year. Company Contributions shall be applied to offset the required minimum contribution and shall also be taken into account in determining Contribution Percentages.

ARTICLE XV

Miscellaneous Provisions

Section 15.1         Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of law principles thereof, except to the extent that such laws are preempted by federal law.

Section 15.2         Headings. The headings of articles and sections are included solely for convenience of reference and are to be ignored in any construction of the provisions hereof. If there is any conflict between these headings and the text of the Plan, the text shall control. Any reference to a section or article number shall refer to a section or article of this Plan unless otherwise stated.

Section 15.3         No Right to Continued Employment. Neither the establishment of the Plan, nor any provisions of the Plan or of the Trust Agreement establishing the Trust Fund, nor any action of the Plan Administrator or Trustees, shall be held or construed to confer upon any Employee any right to a continuation of employment by the Company. This Plan shall not be construed as creating or changing any contract of employment between the Company and its Employees, whether Participants hereunder or not. The Company reserves the right to deal with its Employees, whether Participants hereunder or not, and to terminate their respective employment at any time, to the same extent as though this Plan had not been adopted.

Section 15.4         Construction of Language. Wherever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender shall include the feminine and the neuter.

Section 15.5         Merger with Other Plans. The Plan shall not be merged or consolidated with, nor transfer its assets or liabilities to, any other plan unless each Participant, Former Participant, Beneficiary and other person entitled to benefits would (if that plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.

Section 15.6         Non-alienation of Benefits. (a) Except as provided in section 15.6(b) and (c), the right to receive a benefit or interest under the Plan shall not be subject in any manner to anticipation, alienation, or assignment, either voluntarily or involuntarily, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

(a)          This section 15.6 shall not prohibit the Plan Administrator from recognizing a Domestic Relations Order that is determined to be a Qualified Domestic Relations Order in accordance with section 15.7.

(b)          Notwithstanding anything in the Plan to the contrary, a Participant’s, Former Participant’s or Beneficiary’s Accounts under the Plan may be offset by any amount such Participant, Former Participant or Beneficiary is required or ordered to pay to the Plan if:

(i)          the order or requirement to pay arises: (A) under a judgment issued of conviction for a crime involving the Plan; (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA; or (C) pursuant to a settlement agreement between the Participant, Former Participant or Beneficiary and one or both of the United States Department of Labor and the Pension Benefit Guaranty Corporation in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person; and

(ii)         the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s, Former Participant’s or Beneficiary’s benefits under the Plan.

Section 15.7         Procedures Involving Domestic Relations Orders. Upon receiving a Domestic Relations Order, the Plan Administrator shall segregate in a separate account or in an escrow account, or separately account for, the amounts payable to any person pursuant to such Domestic Relations Order, pending a determination whether such Domestic Relations Order constitutes a Qualified Domestic Relations Order, and shall give notice of the receipt of the Domestic Relations Order to the Participant or Former Participant and each other person affected thereby. If, within 18 months after receipt of such Domestic Relations Order, the Plan Administrator, a court of competent jurisdiction or another appropriate authority determines that such Domestic Relations Order constitutes a Qualified Domestic Relations Order, the Plan Administrator shall direct the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto under the Qualified Domestic Relations Order. If it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order or if no determination is made within the prescribed 18-month period, the segregated amounts shall be distributed as though the Domestic Relations Order had not been received, and any later determination that such Domestic Relations Order constitutes a Qualified Domestic Relations Order shall be applied only with respect to benefits that remain undistributed on the date of such determination. The Plan Administrator shall be authorized to establish such reasonable administrative procedures as he deems necessary or appropriate to administer this section 15.7. This section 15.7 shall be construed and administered so as to comply with the requirements of sections 401(a)(13) and 414(p) of the Code, as amended by the Retirement Equity Act of 1984.

Section 15.8         Enforceability. If any provisions of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provisions had not been included.

Section 15.9         Effect of Restatement. Except as otherwise provided herein, the Plan described herein shall, effective as of January 1, 2016, amend and supersede all provisions of the Plan as in effect on December 31, 2015, except that the rights of persons who terminated employment or retired prior to January 1, 2016 shall be governed by the terms of the Plan in effect at the time of such termination or retirement. Amendments made to the Plan from time-to-time, including any amendment made pursuant to an amendment and restatement of this Plan, shall be effective and apply as of such dates, and shall apply with respect to such Employees, Participants and their beneficiaries, as shall be specified in such amendment at the time of adoption, and the Plan shall be construed and applied accordingly.

ARTICLE XVI

Special Rules for Former Participants in
The Long Island Savings Bank 401(k) Savings Plan

Section 16.1         Merger with LISB Plan. Effective as of such date as the Plan Administrator may specify as the effective date for the merger of The Long Island Savings Bank 401(k) Savings Plan (“LISB Plan”) into the Plan the LISB Plan was merged with and into the Plan and the assets and liabilities of the LISB Plan were transferred to the Plan. The provisions of this Article XVII shall apply to individuals who were former participants in the LISB Plan immediately before the merging of the plans.

Section 16.2         Accounts of LISB Participants. Effective as of such date as the Plan Administrator may specify as the effective date for the merger of the LISB Plan into the Plan, the assets and liabilities credited to a LISB Participant’s “Participant’s Account” shall be transferred from the LISB Plan into the Accounts established for him under the Plan (“Transferred Assets”). Amounts which were treated as “Deferred Salary Contributions” or “Participant Contributions” in the LISB Plan shall be treated as Deferred Contribution or “After-Tax Contributions”, respectively, amounts which were treated as a “Rollover Contributions” in the LISB Plan shall be treated as Rollover Contributions and amounts which were treated as “Matching Thrift Contribution” in the LISB Plan shall be treated as Company Contributions.

Section 16.3         Status as Participant. Any person who was a Participant, or an employee with a Rollover Contribution Account, in the LISB Plan (“LISB Participant”) who has an Account under section 16.2 shall be deemed to be a Participant except that no contributions shall be made for and no Forfeitures shall be allocated to a LISB Participant until he has satisfied the eligibility requirements set forth in section 3.1 and become a Participant in accordance with section 3.2.

ARTICLE XVII

Special Rules for Former Participants in Astoria ESOP

Section 17.1         Merger of Astoria ESOP into Plan. Effective as of the ESOP Merger Effective Time, the Astoria ESOP is merged with and into the Plan. The provisions of this Article XVII shall apply to all Merged ESOP Assets (as defined below) and to any Participant (within the meaning of the Astoria ESOP), Beneficiary (within the meaning of the Astoria ESOP), or other person with an interest in the Merged ESOP Assets. Notwithstanding any other provision hereof, no part of the Plan, including any ESOP Merger Account, shall constitute an employee stock ownership plan within the meaning of section 4975(e) of the Code.

Section 17.2         Participation; ESOP Merger Accounts. Effective as of the ESOP Merger Effective Time:

(a)          any Employee who has an account balance under the Astoria ESOP shall become a Participant hereunder; and

(b)          any individual who is not an Employee and has an account balance under the Astoria ESOP shall become a Former Participant hereunder; and

(c)          the account balances of each participant (or his or her beneficiary) (“Former ESOP Participant”) under the Astoria ESOP (“Merged ESOP Assets”) shall be transferred from the Astoria ESOP into an ESOP Merger Account for the Former ESOP Participant. Each such ESOP Merger Account shall be 100% vested at all times. If a blackout period applies to such transfer, any account balances transferred into an ESOP Merger Account shall not be available for purposes of any loans or distributions under Article XI above, or included in the Participant’s Accounts for purposes of determining the maximum available loan under section 11(b)(i) above, until the expiration of such blackout period.

Section 17.3         Initial Investment of Transferred Assets. Effective as of the ESOP Merger Effective Time, or as soon as practicable thereafter, (i) all Merged ESOP Assets that were held in the Stock Fund (within the meaning of the Astoria ESOP) under the Astoria ESOP immediately prior to the ESOP Merger Effective Time shall be invested in the Employer Stock Fund; and (ii) all Merged ESOP Assets that were held in the Investment Fund (within the meaning of the Astoria ESOP) (the “ESOP Investment Fund”) under the Astoria ESOP immediately prior to the ESOP Merger Effective Time shall be invested in an Investment Fund under the Plan with investment objectives, risk and return and other features that are the same as or substantially similar to those of the ESOP Investment Fund immediately prior to ESOP Merger Effective Time. A Former ESOP Participant may direct the investment of his ESOP Merger Account in accordance with Article IX at any time after the Merged ESOP Assets are transferred to his ESOP Merger Account (or, if later, at any time after the expiration of any blackout period related to such transfer).

Section 17.4         Options to Receive and Sell Shares. This section 17.4 shall apply to Merged ESOP Assets in addition to, and not in limitation of any rights a Former ESOP Participant may have under the Plan:

(a)          Unless ownership of virtually all Shares is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the issuer, a Former ESOP Participant may instruct the Plan Administrator to distribute in the form of Shares the entire balance in his ESOP Merger Account. In that event, the Plan Administrator shall apply any such interest invested in any Investment Fund other than the Employer Stock Fund to purchase sufficient interests in the Employer Stock Fund or from any owner of Shares to make the required distribution.

(b)          Any Former ESOP Participant who receives a distribution from his ESOP Merger Account in the form of Shares pursuant to section 17.4(a), and any person who has received Shares from an ESOP Merger Account or Shares from a Former ESOP Participant (which Shares were distributed to such Former ESOP Participant from his ESOP Merger Account) by reason of the Former ESOP Participant’s death or incompetency, by reason of divorce or separation from the Former ESOP Participant, or by reason of a rollover contribution described in section 402(a)(5) of the Code, shall have the right to require the issuer to purchase the Shares for its current fair market value (hereinafter referred to as the “put right”). The put right shall be exercisable by written notice to the Plan Administrator during the first 60 days after the Shares are distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Plan Administrator has communicated to the Former ESOP Participant its determination as to the current fair market value of the Shares. However, the put right shall not apply to the extent that the Shares, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations. If the put right is exercised, the Trustee may, if so directed by the Plan Administrator in its sole discretion, assure the issuer’s rights and obligations with respect to purchasing the Shares. The issuer or the Trustee, as the case may be, may elect to pay for the Shares in equal periodic installments, not less frequently than annually, over a period not longer than five years from the 30th day after the put right is exercised, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default. Nothing contained herein shall be deemed to obligate any issuer of the Shares to register any Shares under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Shares. The put right described herein may only be exercised by a person described in the first sentence of this paragraph, and may not be transferred with any Share to any other person. As to all Shares purchased by the Astoria ESOP in exchange for any Stock Obligation (as defined in the Astoria ESOP), the put right shall be nonterminable.

(c)          Notwithstanding any provision of this Plan to the contrary, except in the case of Shares which are traded on an established market, a Former ESOP Participant who receives a distribution from his ESOP Merger Account in the form of Shares pursuant to section  17.4(a), and any person who has received Shares from an ESOP Merger Account or Shares from a Former ESOP Participant (which Shares were distributed to such Former ESOP Participant from his ESOP Merger Account) by reason of the Former ESOP Participant’s death or incompetency, by reason of divorce or separation from the Former ESOP Participant, or by reason of a rollover contribution described in section 402(a)(5) of the Code, shall, prior to any sale or other transfer of the Shares to any other person, first offer the Shares to the issuer thereof and to the Plan at their current fair market value. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the issuer or the Trustee may accept the offer within 14 days after it is delivered. Any such Shares distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this section 17.4(c), as well as any other restrictions upon the transfer of the Stock imposed by federal and state securities laws and regulations.

(d)          Notwithstanding the foregoing provisions of this section 17.4, a Former ESOP Participant’s right to demand that his ESOP Merger Account be distributed in Shares under section 17.4(a) and any related put rights and transfer restrictions under section 17.4(b) and (c) shall not apply (i) with respect to the Former ESOP Participant’s entire ESOP Merger Account, on and after the date on which the Employee Stock Fund or Shares cease to be offered as an investment option hereunder, or, if earlier, (ii) with respect to any portion of his ESOP Merger Account for which the Former ESOP Participant makes a diversification election under section 9.5 hereof and section 401(a)(35)(C) of the Code, on and after the effective date of the diversification election.

Section 17.5         Voting Rights Regarding Shares Held of Record by ESOP. In the event that a matter is submitted to the holders of Shares, for a vote to take place after the ESOP Merger Effective Time, with a record date prior to the ESOP Merger Effective Time, then section 7.1 of the Astoria ESOP as in effect immediately prior to the ESOP Merger Effective Time shall apply to the exercise of any voting rights appurtenant to Shares that were held in the Astoria ESOP as of the applicable record date, and such section is incorporated herein by reference solely for the purpose of such exercise of voting rights appurtenant to such Shares.

IN WITNESS WHEREOF, Astoria Bank has adopted this amendment and restatement of the Astoria Bank 401(k) Plan and caused this restated plan document to be executed by its duly authorized officer this day of January 29, 2016.

ATTEST:	ASTORIA BANK

/s/ Michelle M. Weber	By:	/s/ Javier Evans
Name: Javier Evans
Title: Senior Vice President
Director Human Resources

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